Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION VERSION

Confidential

License Agreement

This Agreement is entered into with effect as of the Effective Date (as defined below)

by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland ("Roche Basel")

and

Genentech, Inc.

with an office and place of business at 1 DNA Way, South San Francisco, CA 94080, USA
("Roche US"; Roche Basel and Roche US together referred to as "Roche")

on the one hand

and

Dermira, Inc.

with an office and place of business at 275 Middlefield Road, Suite 150, Menlo Park, California 94025, USA ("Dermira")

on the other hand.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Table of Contents

1.	Definitions7
1.1	Accounting Period7
1.2	Affiliate7
1.3	Agreement8
1.4	Agreement Term8
1.5	Antitrust Laws8
1.6	Applicable Law8
1.7	Biosimilar Product8
1.8	BLA8
1.9	Business Day8
1.10	Calendar Quarter9
1.11	Calendar Year9
1.12	CDx / Companion Diagnostic9
1.13	Change of Control9
1.14	Change of Control Group9
1.15	CMO9
1.16	Combination Product9
1.17	Commercially Reasonable Efforts10
1.18	Compound10
1.19	Confidential Information10
1.20	Continuation Election Notice11
1.21	Control11
1.22	Cover11
1.23	Dermira Know-How11
1.24	Dermira Patent Rights12
1.25	Development Plan12
1.26	Diagnostics Field12
1.27	Distribution12
1.28	Drug Product12
1.29	Drug Substance12
1.30	Effective Date13
1.31	EMA13
1.32	EU13
1.33	Execution Date13
1.34	Expert13
1.35	FDA13
1.36	FDCA13
1.37	Field13
1.38	First Commercial Sale13
1.39	Fully Burdened Manufacturing Costs13
1.40	GAAP14
1.41	Handle14
1.42	HSR14
1.43	HSR Approval14
1.44	Housemark14
1.45	IFRS14
1.46	IND15

- i –

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

1.47	Initiation15
1.48	Insolvency Event15
1.49	Invention15
1.50	IPF Study15
1.51	Joint Know-How15
1.52	IVD / in vitro diagnostic15
1.53	Joint Patent Rights16
1.54	JSC16
1.55	Know-How16
1.56	Licensed Intellectual Property16
1.57	Licensed Compound Patent Rights16
1.58	Licensed Know-how16
1.59	Manufacture16
1.60	Modified Compound17
1.61	Net Sales17
1.62	Non-Compound Patent Rights18
1.63	Outside Date18
1.64	Partner18
1.65	Partner Agreement18
1.66	Party18
1.67	Patent Rights18
1.68	Pharmacovigilance Agreement18
1.69	Phase II Dose-finding Study18
1.70	Phase III Study19
1.71	Product19
1.72	Regulatory Approval19
1.73	Regulatory Authority19
1.74	Regulatory Exclusivity19
1.75	Roche Know-How19
1.76	Roche Patent Rights20
1.77	Roche Retained Field20
1.78	Royalty Term20
1.79	Specifications20
1.80	Sublicensee20
1.81	Technology Transfer20
1.82	Technology Transfer Project Plan21
1.83	Territory21
1.84	Third Party21
1.85	US21
1.86	US$21
1.87	Valid Claim21
1.88	Additional Definitions21
2.	Grant of License22
2.1	License Grant22
2.1.1	Development and Commercialization Grant22
2.1.2	Manufacturing Rights23
2.1.3	Licensed Roche Modified Compound23
2.2	Right to Sublicense23
2.3	Sub-Contractors24
2.4	Know-How Transfer24

- ii –

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

2.4.1	Licensed Know-how Transfer24
2.4.2	Transfer of INDs25
2.4.3	Cost26
2.5	Roche Retained Rights26
2.5.1	Roche Retained Rights for Research Purposes26
2.5.2	Roche Retained Manufacturing Right26
2.5.3	In General27
2.6	Roche Rights in the Roche Retained Field27
2.6.1	In General27
2.6.2	License Grant by Dermira27
2.6.3	Roche Option to Relinquish Rights in the Roche Retained Field; Expiration27
3.	Diligence27
4.	Alliance Management, Reporting and Governance28
4.1	Alliance Management28
4.2	Reporting28
4.2.1	Prior to First Commercial Sale28
4.2.2	After First Commercial Sale28
4.3	Governance29
4.3.1	Joint Steering Committee29
4.3.2	Members29
4.3.3	Responsibilities of the JSC29
4.3.4	Meetings; Committees30
4.3.5	Minutes30
4.3.6	Decisions30
4.3.7	Information Exchange31
4.3.8	Limitations of Authority31
4.3.9	Expenses31
4.3.10	Lifetime31
5.	Development31
5.1	Responsibility31
5.2	Development Plan31
5.3	Development by Roche in the Roche Retained Field32
6.	Manufacture and Supply32
6.1	Manufacture and Supply32
6.1.1	General32
6.1.2	Roche’s Supply Obligation Prior to Transfer32
6.1.3	Supply of Drug Substance32
6.1.4	Supply of Drug Product32
6.1.5	Supply Agreement33
6.1.6	Terms of Delivery33
6.2	Transfer of Manufacture and Supply Responsibility to Dermira33
6.2.1	Drug Substance33
6.2.2	Drug Product34
6.2.3	Responsibility after Transfer Completion Date; Manufacturing and Process Improvements34
6.2.4	Restrictions of Use35

- iii –

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

6.2.5	Support by Roche35
7.	Regulatory35
7.1	Roche Responsibility35
7.1.1	Roche Responsibilities in Roche Retained Field35
7.1.2	Other Roche Responsibilities35
7.2	Dermira Responsibility; Additional Studies in Roche Retained Field35
7.2.1	Dermira Responsibility35
7.2.2	Database Lock; Roche Retained IND; Additional Studies in the Roche Retained Field36
7.3	IND and Other Regulatory Documentation37
7.4	Informed Consent Forms37
7.5	Pharmacovigilance Agreement37
8.	Commercialization38
8.1	Responsibility38
8.2	Updates to Roche38
8.3	Promotion by Roche in the Roche Retained Field38
8.4	Medical Affairs Activities by Roche in Roche Retained Field38
9.	Payment39
9.1	Initial Payment39
9.2	Development Event Payments39
9.3	Sales Based Events40
9.4	Royalty Payments on Net Sales in any indication outside of the Roche Retained Field40
9.4.1	Royalty Term40
9.4.2	Royalty Rates for Product outside of the Roche Retained Field40
9.4.3	Royalty Adjustments41
9.5	Financial consideration to Roche for Dermira-sales in Roche Retained Field42
9.6	Costs43
10.	Accounting and Reporting43
10.1	Payment Terms43
10.2	Other Payments44
10.3	Late Payment44
10.4	Method of Payment44
10.5	Currency Conversion44
10.6	Royalty Reporting44
11.	Taxes45
12.	Auditing45
12.1	Roche Right to Audit45
12.2	Audit Reports46
12.3	Over-or Underpayment46
13.	Intellectual Property46
13.1	Ownership of Inventions and Know-How46
13.2	Trademarks and INN47
13.2.1	In General47

- iv –

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

13.2.2	Separate Brands for the Roche Retained Field, including sales tracking47
13.3	Handling of Roche Patent Rights including Licensed Compound Patent Rights49
13.4	Roche Disclosure of New Compound Patents49
13.5	Handling of Patent Rights Claiming Dermira Inventions and Joint Patent Rights49
13.6	Infringement50
13.7	Defense51
13.8	Common Interest Disclosures52
13.9	Hatch-Waxman52
13.10	Biosimilar or interchangeable biological products52
13.11	Patent Term Extensions52
13.12	No Challenge53
14.	Representations and Warranties53
14.1	Mutual Representations and Warranties53
14.2	Roche Representations, Warranties and Covenants54
14.3	Dermira Representations and Warranties55
14.4	Limitations55
14.5	Disclaimer55
15.	Indemnification55
15.1	Roche Indemnification55
15.2	Dermira Indemnification56
15.3	Control of Defense56
16.	Liability56
16.1	Limitations56
16.2	Dermira Liability Insurance56
16.2.5	Additional Requirements57
17.	Obligation Not to Disclose Confidential Information57
17.1	Non-Use and Non-Disclosure57
17.2	Permitted Disclosure57
17.3	Press Releases58
17.4	Publications58
17.5	Commercial Considerations59
18.	Term and Termination59
18.1	Commencement and Term59
18.2	Termination60
18.2.1	Termination for Breach60
18.2.2	Termination in case of an Insolvency Event60
18.2.3	Termination by Dermira without a Cause60
18.2.4	Termination for Failure to Receive HSR Approval60
18.3	Consequences of Termination60
18.3.1	Termination by Dermira for Breach by Roche or Roche Insolvency60
18.3.2	Termination by Dermira without Cause, Termination by Roche for Breach by Dermira or Dermira Insolvency61
18.3.3	Direct License61
18.3.4	Other Obligations62
18.4	Survival63

- v –

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

19.	Effects of Change of Control63
20.	Bankruptcy64
21.	Miscellaneous64
21.1	Governing Law64
21.2	Disputes64
21.3	Arbitration64
21.3.1	Arbitrators64
21.3.2	Decisions; Timing of Decisions65
21.4	Assignment66
21.5	Debarment66
21.6	Independent Contractor66
21.7	Unenforceable Provisions and Severability66
21.8	Waiver67
21.9	Appendices67
21.10	Entire Understanding67
21.11	Amendments67
21.12	Invoices67
21.13	Notice67
22.	Covenants regarding HSR and Antitrust Laws68

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

License Agreement

WHEREAS, Roche has conducted certain research and development related to, and possesses certain proprietary intellectual property rights with respect to the bivalent, monospecific, monoclonal, monoepitopic, and humanized IgG4 antibody that binds to interleukin 13 (IL-13), which is known as lebrikizumab covered by the Licensed Intellectual Property; and

WHEREAS, Dermira has resources and expertise in the development and commercialization of pharmaceutical products; and

WHEREAS, Dermira desires to obtain, and Roche is willing to grant to Dermira, subject to certain retained rights, an exclusive, royalty-bearing license under Roche’s Licensed Intellectual Property (as defined below), to research, develop, use, sell, have sold, offer for sale and import the Compounds, Modified Compounds, and Products in the Field in the Territory (terms as defined below), subject to the terms and conditions hereof; and

WHEREAS, Roche is willing to manufacture and supply the Drug Substance and Drug Product for further development and commercialization by Dermira until such manufacturing and supply responsibility will be transferred to Dermira, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1	Accounting Period

The term “Accounting Period” shall mean the Calendar Quarter in which there is an invoiced sale of the Product to a Third Party in any country by Dermira following the receipt of any Regulatory Approval required for such sale of the Product.

1.2	Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, Chugai Pharmaceutical Co., Ltd (“Chugai”) and its subsidiaries or Foundation Medicine Inc. (“FMI”) and its subsidiaries, shall not be deemed Affiliates of Roche unless and until Roche provides written notice to Dermira specifying Chugai, FMI and/or their respective subsidiaries as an Affiliate of Roche.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3	Agreement

The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.4	Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in Section 18, expiring on the date when no royalty or other payment obligations under this Agreement are or may become due.

1.5	Antitrust Laws

The term “Antitrust Laws” shall mean all antitrust, competition or trade regulation laws or laws that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

1.6	Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

1.7	Biosimilar Product

The term “Biosimilar Product” shall mean, with respect to the Product sold by Dermira (or any of its Affiliates or Sublicensees) in a particular country, any product that is (a) approved for sale in such country in reliance on or by reference to the prior marketing approval of the Product as determined by the applicable Regulatory Authority or (b) approved for sale in such country as structurally similar to the Product as determined by the applicable Regulatory Authority. For clarity, a Biosimilar Product includes any biosimilar, follow-on biologic or generic biological product, as those terms are commonly understood under Title VII of the United States Patient Protection and Affordable Care Act (“Biologics Price Competition and Innovation Act” or “BPCIA”), the Hatch-Waxman Act, EU Directive 2004/27/EC and any successor legislation or regulations relating thereto, and all similar foreign legislation with regard to the foregoing.

1.8	BLA

The term “BLA” shall mean, with respect to the Product, a Biologics License Application (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation) or similar application for Regulatory Approval to market the Product that is submitted to the FDA or a Regulatory Authority that is the foreign equivalent of the FDA, and all amendments and supplements thereto.

1.9	Business Day

The term “Business Day” shall mean a day other than a Saturday, Sunday or bank or other public or federal holiday in Switzerland or the US.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.10	Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.11	Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31.

1.12	CDx / Companion Diagnostic

The term "CDx" or "Companion Diagnostic" shall mean an IVD that is intended to be commercialized or is commercialized for use in identifying patients who may or may not be suitable for treatment with the Product, and/or is intended to be used otherwise in conjunction with the treatment of patients with the Product.

1.13	Change of Control

The term “Change of Control” shall mean, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of voting securities representing fifty percent (50%) or more of the combined voting power of the-then outstanding securities entitled to vote of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination involving such Party, unless, following such business combination, the holders of voting securities of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding voting securities of the entity resulting from such business combination; or (c) the bona fide sale of all or substantially all the assets and business of a Party and its subsidiaries, taken as a whole, provided, that, such assets include the assets relating to the subject matter of this Agreement.

1.14	Change of Control Group

The term “Change of Control Group” shall mean with respect to a Party, the Third Party, or group of Third Parties, that is the acquirer of, or a successor to, a Party in connection with a Change of Control, together with affiliates of such persons or entities, that are not Affiliates of such Party immediately prior to the closing of such Change of Control transaction of such Party.

1.15	CMO

The term “CMO” shall mean contract manufacturing organization.

1.16	Combination Product

The term “Combination Product” shall mean:

a)	a single pharmaceutical formulation containing as its active pharmaceutical ingredients [*****] and one or more other [*****] pharmaceutical ingredients;
b)

a combination therapy comprised of [*****] and one or more other [*****] products that is (i) priced and sold in a single package containing such multiple products or (ii) packaged separately but sold together for a single price; or

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

c)	a product comprised of [*****], priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price;

in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product.

1.17	Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean, with respect to Dermira’s obligations under this Agreement, the level of efforts required to carry out such obligation in a [*****] consistent with the efforts a similarly situated biopharmaceutical company or pharmaceutical company, as the case may be, [*****], taking into consideration [*****].

1.18	Compound

The term “Compound” shall mean Roche’s proprietary, bivalent, monospecific, monoclonal, monoepitopic, and humanized IgG4 antibody that binds to interleukin 13 (IL-13), which is known as lebrikizumab (RG3637 / RO5490255), defined by an amino acid sequence as specified in Appendix 1.18.

1.19	Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”) under this Agreement, that particular Non-Disclosure Agreement entered into by the Parties effective February 3, 2017, or that particular Non-Disclosure Agreement entered into by the Parties effective March 20, 2017. Confidential Information shall not include any information, data or know-how that:

a)

was generally available to the public at the time of disclosure, or information that becomes available to the public after disclosure by the Disclosing Party, through no fault (whether by action or inaction) of the Receiving Party or its Affiliates

b)	can be evidenced by written records to have been already known to the Receiving Party or its Affiliates prior to its first receipt from the Disclosing Party,
c)	is obtained by the Receiving Party at any time lawfully from a Third Party under circumstances permitting its use or disclosure,
d)

is developed independently by the Receiving Party or its Affiliates without the aid, application or use of the Disclosing Party’s Confidential Information as evidenced by the Receiving Party’s written records,

e)	is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of the Parties, subject to Section 17.5.

1.20	Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice Roche provides to Dermira under Section 18.2 describing (i) Roche’s bona fide intentions to continue ongoing development and

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

commercialization of Product(s) after the occurrence of the termination events described in Section 18.3.2, and (ii) Roche’s request for Dermira’s continuation of activities described in Section 18.3 during the applicable termination period and/or transfer of the data, material and information relating to the Product(s), each in accordance with Section 18.3.

1.21	Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (a) with respect to Patent Rights and/or Know-How or other intellectual property rights, the possession by a Party of the right (whether by ownership or license, other than licenses granted pursuant to this Agreement) to grant to the other Party ownership of, or a license or sublicense under, such Patent Rights and/or Know-How or other intellectual property rights in each case without violating the terms of any agreement or arrangement between such Party and any person or party, (b) with respect to tangible materials, the possession by a Party of the right to provide such tangible materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any person or party and (c) with respect to information, including clinical data and manufacturing processes, the possession by a Party of the right to disclose such information to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any other person or party.

1.22	Cover

The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) with respect to a Valid Claim in any Patent Rights and a given compound, formulation or product, that the developing, making, using, offering for sale, promoting, selling, exporting or importing of such given compound, formulation or product would infringe a Valid Claim of such Patent Right in the country in which the activity occurred but for ownership of, or a license under, such Patent Rights. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.23	Dermira Know-How

The term “Dermira Know-How” shall mean the Know-How that (i) Dermira or its Affiliates or Sublicensees generate, and/or (ii) is generated on behalf of Dermira or its Affiliates or Sublicensees, for each of (i) and (ii) that arises from the research, Manufacture, development or commercialization of the Compound or Product ([*****]) and that Dermira or its Affiliates Controls (other than pursuant to the license granted to Dermira under this Agreement) during the Agreement Term.

1.24	Dermira Patent Rights

The term “Dermira Patent Rights” shall mean the Patent Rights that Dermira Controls, (other than pursuant to the license granted to Dermira under this Agreement) (i) arising from the research, Manufacture, development or commercialization of the Compound or Product ([*****]), or (ii) Covering the Compound or Product ([*****]).

1.25	Development Plan

The term “Development Plan” shall mean the plan for the development of the Product as set forth in Section 5.2.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.26	Diagnostics Field

The term “Diagnostics Field” shall mean in-vitro testing for exploratory use or as a clinical diagnostic solely for use in-vitro in the diagnosis and/or on-going evaluation of a disease or medical condition, including the prediction and/or monitoring of a response to a therapeutic agent, and also use as an IVD.

1.27	Distribution

The term “Distribution” includes, with respect to the Compound, Dermira Modified Compound, Joint Modified Compound, or Product:

a)	warehousing;
b)	demand estimates, collection of orders, release, selling, invoicing and collection
c)	shipping Products to customers
d)	customer support for Products, including handling customer complaints
e)	collection of funds and payment of any chargebacks or similar sales adjustment payments;
f)	management and processing of returns;
g)	pharmacovigilance and regulatory services, including filings of PSURs and similar documents.
1.28	Drug Product

The term “Drug Product” shall mean Drug Substance formulated, filled in [*****], labelled and packaged that meets the Specifications.

1.29	Drug Substance

The term “Drug Substance” shall mean lebrikizumab (RG3637 / RO5490255) in bulk form that meets the Specifications.

1.30	Effective Date

The term “Effective Date” shall mean the second Business Day immediately following the date of HSR Approval.

1.31	EMA

The term “EMA” shall mean the European Medicines Agency or any successor agency with responsibilities comparable to those of the European Medicines Agency.

1.32	EU

The term “EU” shall mean the European Union and all its then-current member countries.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.33	Execution Date

The term “Execution Date” shall mean the date on which the last of the Parties has executed this Agreement as set forth on the signature page hereto.

1.34	Expert

The term “Expert” shall mean a person with no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company but excluding any current or former employee or consultant of either Party. Such person shall be fluent in written and spoken English.

1.35	FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America or any successor agency with responsibilities comparable to those of the Food and Drug Administration of the United States of America.

1.36	FDCA

The term “FDCA” shall mean the Food, Drug and Cosmetics Act, as amended.

1.37	Field

The term “Field” shall mean all indications and uses of the Product, excluding the Diagnostics Field.

1.38	First Commercial Sale

The term “First Commercial Sale” shall mean, on a country-by-country basis, the first invoiced sale of the Product to a Third Party by Dermira following the receipt of any Regulatory Approval required for such sale of such Product outside of the Roche Retained Field (except as expressly stated otherwise in the Agreement), or if no such Regulatory Approval is required in such country, the date of the first invoiced sale of the Product to a Third Party by Dermira in such country.

1.39	Fully Burdened Manufacturing Costs

The term "Fully Burdened Manufacturing Costs" shall mean the sum of

a)	the costs incurred by the Manufacturing Party (or for the account of the Manufacturing Party) with respect to [*****], including the costs of [*****]; and
b)	costs incurred by the Manufacturing Party (or for the account of the Manufacturing Party) which are attributable to [*****];

each calculated in accordance with GAAP or IFRS (as applicable) and the Manufacturing Party’s accounting policies and manuals as consistently applied.

1.40	GAAP

The term “GAAP” shall mean Generally Accepted Accounting Principles, as established and administered by the American Institute of Certified Public Accountants (AICPA) and the Financial Accounting Standards Board (FASB), consistently applied.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.41	Handle

The term “Handle” shall mean with respect to Patent Rights, preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings, applications for patent term extensions and opposition proceedings) on a country-by-country basis, including deciding territorial scope of Patent Rights and all appeals or petitions to any agency, board or court related to any of the foregoing.

1.42	HSR

The term “HSR” shall mean the Hart Scott Rodino Antitrust Improvement Act.

1.43	HSR Approval

The term “HSR Approval” shall mean the earliest to occur of: (1) expiration of the waiting period (and any extension thereof); and (2) early termination of the waiting period under HSR.

1.44	Housemark

The term “Housemark” shall mean any logo, trade name, sign, design, or expression that is protectable as an intellectual property right, including trademarks.

1.45	IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.46	IND

The term “IND” shall mean an investigational new drug application as defined in the FDCA and applicable regulations promulgated by the FDA, including Part 312 of Title 21 of the U.S. Code of Federal Regulations, or the equivalent application defined by the equivalent agency in any other country or group of countries, the filing of which is required by the applicable Regulatory Authority in such country prior to commencing clinical testing of the Product in humans.

1.47	Initiation

The term “Initiation” shall mean the date that the first human is first dosed with the Product or, for blinded trials, also with a placebo, in a Phase III Study approved by the respective Regulatory Authority.

1.48	Insolvency Event

The term “Insolvency Event” shall mean circumstances under which a Party (i) has a receiver or similar officer appointed by a court of competent jurisdiction or governmental authority over all or a material part of its assets or undertaking; (ii) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration (or any equivalent order in any jurisdiction); or (iii) ceases to carry on business.

1.49	Invention

The term “Invention” shall mean an invention that is conceived or reduced to practice by or on behalf of one or both of the Parties in connection with any activity carried out in the research,

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Manufacture, development or commercialization of the Compound, Modified Compound, or Product under this Agreement. Under this definition, an Invention may be made by employees of Dermira or its Affiliates solely or jointly with a Third Party, including a Sublicensee, or solely by a Sublicensee (a “Dermira Invention”), by employees of Roche or its Affiliates solely or jointly with a Third Party (a “Roche Invention”), or jointly by employees of Dermira and Roche or Affiliates of either with or without a Third Party (a “Joint Invention”).

1.50	IPF Study

The term “IPF Study” shall mean the clinical study titled “A Phase II, Randomized, Double-Blind, Placebo-Controlled, Study to Assess the Efficacy and Safety of Lebrikizumab in Patients With Idiopathic Pulmonary Fibrosis” (NCT01872689).

1.51	Joint Know-How

The term “Joint Know-How” shall mean Know-How that is made jointly by or on behalf of (a) Dermira or its Affiliates or Sublicensees and (b) Roche or its Affiliates, in connection with any activity carried out in the research, Manufacture, development or commercialization of the Compound, Modified Compound, or Product under this Agreement.

1.52	IVD / in vitro diagnostic

The term “IVD” shall mean: (i) in the US, an in-vitro assay intended for use in the disease prognosis or treatment selection/prediction, including a determination of the state of health, in order to cure, mitigate, treat or prevent disease or sequelae, as more fully defined in 21 C.F.R. § 809, including companion diagnostics for a pharmaceutical product as defined in FDA’s “Draft Guidance for Industry and Food and Drug Administration Staff - In Vitro Companion Diagnostic Devices”, (ii) in the EU, an in-vitro diagnostic medical device as defined in the European directive 98/79/EC, and (iii) any equivalent definitions set by Regulatory Authorities in countries other than the US and the EU.

1.53	Joint Patent Rights

The term “Joint Patent Rights” shall mean all Patent Rights that claim or disclose a Joint Invention.

1.54	JSC

The term “JSC” shall mean the joint steering committee described in Section 4.3.

1.55	Know-How

The term “Know-How” shall mean all data, know-how and information, including materials, samples, chemical and large molecule manufacturing data, toxicological data, pharmacological data, non-clinical and clinical data, assays, platforms, formulations, specifications, quality control testing data, for each that are necessary or useful for the discovery, research, Manufacture, development or commercialization of the Compound, Modified Compound, or Product.

1.56	Licensed Intellectual Property

The term “Licensed Intellectual Property” shall mean the Licensed Compound Patent Rights and the Licensed Know-how.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.57	Licensed Compound Patent Rights

The term “Licensed Compound Patent Rights” shall mean Patent Rights under the patents and applications listed in Appendix 1.57, and all Patent Rights that are added to Appendix 1.57 in accordance with Section 13.4.

1.58	Licensed Know-how

The term “Licensed Know-how” shall mean the Know-How [*****].

1.59	Manufacture

The terms “Manufacture”, “Manufacturing” or “Manufactured” shall mean, with respect to the Compound, Modified Compound, or Product, the receipt, handling and storage of active pharmaceutical ingredients, drug substance or drug product, medical devices and other materials, the manufacturing, processing, packaging and labeling (excluding the development of packaging and labeling components for Regulatory Approval), holding (including storage of goods in manufacturing but excluding Distribution), quality assurance and quality control testing (including release) in all cases in accordance with current good manufacturing practices (as applicable) for such Compound, Modified Compound or Product and shipping of such Compound, Modified Compound or Product. For clarity, “Manufacture” and “Manufacturing” exclude CMC development activities and Distribution.

1.60	Modified Compound

The term “Modified Compound” shall mean any bivalent, monospecific, monoclonal, and monoepitopic antibody derived from the Compound having [*****].

Under this Section, a Modified Compound may be made by employees of Dermira or its Affiliates solely or jointly with a Third Party, including a Sublicensee, or solely by a Sublicensee (a “Dermira Modified Compound”), by employees of Roche or its Affiliates solely or jointly with a Third Party (a “Roche Modified Compound”), or jointly by employees of Dermira and Roche or Affiliates of either with or without a Third Party (a “Joint Modified Compound”).

1.61	Net Sales

The term “Net Sales” shall mean, for the Product in a particular period, the sum of (i) and (ii):

(i)

the amount stated in Dermira’s “Sales” line of its externally published audited financial statements with respect to such Product for such period (excluding sales to any permitted Sublicensees that are not Affiliates of Dermira). This amount reflects the gross invoice price at which such Product was sold or otherwise disposed of by Dermira and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Dermira) recognized in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, in accordance with the then currently used GAAP.

By way of example, the gross-to-net deductions taken in accordance with GAAP as of the Effective Date include the following:

(a)

credits, reserves or allowances accrued for (i) damaged, outdated, returned, rejected, withdrawn or recalled Product, (ii) wastage replacement and short-shipments; (iii) billing errors and (iv) indigent patient and similar programs (e.g., price capitation);

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	governmental price reductions and government mandated rebates;
(c)	chargebacks, including those accrued for wholesalers, buying groups and retailers;
(d)	customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and
(e)	taxes, and any other governmental charges or levies imposed upon or measured by the, use, Manufacture or sale of the Product (excluding income or franchise taxes).

For purposes of clarity, sales by Dermira and its Affiliates to any permitted Sublicensee shall be excluded from “Sales” unless the Sublicensee is the final end-user.

(ii)	The amount of sales reported to Dermira and Affiliates by one or more Sublicensees that are not Dermira Affiliates in accordance with this Agreement and GAAP.

It is the intent of the Parties that Dermira records Net Sales in all indications in the Field (including the Roche Retained Field).

1.62	Non-Compound Patent Rights

The term “Non-Compound Patent Rights” shall mean Patent Rights under the patents and applications listed in Appendix 1.62.

1.63	Outside Date

The term “Outside Date” shall mean the date that is six (6) months after the Execution Date.

1.64	Partner

The term “Partner” shall mean a Third Party with which Dermira will enter or has entered a Partner Agreement.

1.65	Partner Agreement

The term “Partner Agreement” shall mean any agreement between Dermira and a Third Party granting rights to develop and/or commercialize the Compound and/or the Product (including but not limited to a sublicense agreement with a Third Party), other than a sub-contract pursuant to Section 2.3.

1.66	Party

The term “Party” shall mean Dermira or Roche, as the case may be, and “Parties” shall mean Dermira and Roche collectively.

1.67	Patent Rights

The term “Patent Rights” shall mean all rights under any issued patent or pending patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, revalidation, divisional, continuation or continuation-in-part of any of the foregoing.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.68	Pharmacovigilance Agreement

The term “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties in accordance with Section 7.5 to set forth the protocols and procedures for reporting adverse events and complying with reporting requirements set forth by Regulatory Authorities.

1.69	Phase II Dose-finding Study

The term “Phase II Dose-finding Study” shall mean the human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof, that will be conducted by Dermira as per the Development Plan.

1.70	Phase III Study

The term “Phase III Study” shall mean a human clinical trial for the Product that is prospectively designed to demonstrate statistically whether the Product is safe and effective for use in humans in a manner sufficient to obtain Regulatory Approval to market the Product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.71	Product

The term “Product” shall mean any product, including without limitation any Combination Product, containing the Compound, Dermira Modified Compound or Joint Modified Compound as pharmaceutically active agent, regardless of their finished forms or formulations or dosages. For clarity, different formulations or finished forms or dosages containing the same Compound, Dermira Modified Compound, or Joint Modified Compound, as the case may be, are considered the same Product.

1.72	Regulatory Approval

The term “Regulatory Approval” shall mean any and all licenses, registrations or authorizations by Regulatory Authority necessary for the Manufacture and sale of the Product in the Field in a regulatory jurisdiction in the Territory.

1.73	Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA and EMA, in each country involved in the granting of Regulatory Approval for the Product.

1.74	Regulatory Exclusivity

The term “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority under Applicable Law with respect to the Product in a country or jurisdiction in the Territory to prevent Third Parties from selling such Product in such country or jurisdiction which provides the holder of such exclusive rights with the exclusive right to market such Product in such country or jurisdiction, other than a Patent Right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the FDCA, in the EU under

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.

1.75	Roche Know-How

The term “Roche Know-How” shall mean all Know-How Controlled by Roche as of the Effective Date. Roche Know-How includes Licensed Know-how.

1.76	Roche Patent Rights

The term “Roche Patent Rights” shall mean all Patent Rights Controlled by Roche as of the Effective Date, including Licensed Compound Patent Rights and Non-Compound Patent Rights, but excluding the Patent Rights identified in Appendix 1.76 (“Excluded Patent Rights”) and excluding Dermira Patent Rights licensed to Roche under Section 2.6.2.

1.77	Roche Retained Field

The term “Roche Retained Field” shall mean all uses of the Compound, Modified Compounds, and Product in lung diseases classified as ILD in adults and children (interstitial lung disease), including but not limited to, IPF (idiopathic pulmonary fibrosis) and NSIP (non-specific interstitial pneumonia).

1.78	Royalty Term

The term “Royalty Term” shall mean, with respect to the Product and for a given country in the Territory, the period of time commencing on the date of the First Commercial Sale of the Product in such country and ending on the later of the date that is (a) ten (10) years after the date of the First Commercial Sale of the Product in such country, or (b) the expiration of the last to expire Valid Claim within the Licensed Compound Patent Rights, Dermira Patent Rights or Joint Patent Rights in such country Covering the use, Manufacturing, import, offering for sale, or sale of the Product in such country, (c) the expiration of the last to expire Valid Claim within the Non-Compound Patent Rights in such country Covering the use, import, offering for sale, or sale of the Product in such country, or (d) expiration of the last to expire Regulatory Exclusivity conferred by the applicable Regulatory Authority in such country for the Product.

1.79	Specifications

The term “Specifications” shall mean the specifications for the Manufacture (including labeling, packaging, holding and release) of the Product as set forth in an applicable regulatory filing and/or CTAs/INDs (e.g., a drug master file (as defined in the Code of Federal Regulations) or Drug Approval Application) or Regulatory Approval as amended from time to time and in accordance with Applicable Law and the terms of this Agreement.

1.80	Sublicensee

The term “Sublicensee” shall mean a person or entity to which Dermira has licensed rights pursuant to Section 2.2 of this Agreement (including Affiliates and Partners).

1.81	Technology Transfer

The term “Technology Transfer” shall mean the transfer of the technology, information, documentation, equipment, materials, tools, and technical assistance between the Parties in order to transfer the manufacturing process for the Drug Substance or Drug Product, as applicable, to an applicable facility. Technology Transfer also includes such additional assistance Roche may

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provide to Dermira pursuant to the terms of this Agreement.  Technology Transfer will be considered to begin as of the effective date of the Drug Substance Transfer Notice or the Drug Product Transfer Notice and to be complete as of the date of: (a) for Drug Substance, the date on which the FDA approves the BLA or supplemental BLA, as applicable, for commercial supply of Product by such facility, or the date that is [*****] ([*****]) years after the Drug Substance Transfer Notice, whichever is earlier; and (b) for Drug Product, the day on which [*****] (the “Transfer Completion Date”).

1.82	Technology Transfer Project Plan

The term “Technology Transfer Project Plan” shall mean a written description of the Technology Transfer prepared by Roche and submitted to Dermira as further described in Section 6.2.1, as the same may be amended from time to time.

1.83	Territory

The term “Territory” shall mean all countries of the world.

1.84	Third Party

The term “Third Party” shall mean a person or entity other than (i) Dermira or any of its Affiliates or (ii) Roche or any of its Affiliates.

1.85	US

The term “US” shall mean the United States of America and its territories and possessions.

1.86	US$

The term “US$” shall mean US dollars.

1.87	Valid Claim

The term “Valid Claim” shall mean a claim contained in any (i) unexpired and issued Patent Right that has not been disclaimed, revoked or held invalid by a final non-appealable decision of a court of competent jurisdiction or government agency or (ii) pending patent application that is on file with the applicable office and has shown evidence of reasonably consistent activity to advance to issuance of a patent (if such claim has been consistently on file with the applicable patent office for more than ten (10) years from the earliest date to which the patent application claims priority and has not issued, such claim shall cease to constitute a Valid Claim unless and until a patent issues with such claim).

1.88	Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
[*****] Product Plan	6.2.5
[*****]	6.2.5
Additional Study	7.2.2.1
Bankruptcy Code	20
Breaching Party	18.2.1
Decision Period	13.6

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deduction Cap	9.4.3.2
Dermira Invention	1.49
Disclosing Party	1.19
Drug Product Transfer Notice	6.2.2
Excluded Patent Rights	1.76
H-W Suit Notice	13.9
Initiating Party	13.6
Joint Invention	1.49
Licensed Roche Modified Compound	2.1.3
Medical Affairs Activities	8.4
Patent Term Extensions	13.11
Payment Currency	10.4
Peremptory Notice Period	18.2.1
Predefined Percentage	13.2.2
Switch	13.2.2
Product Trademark	13.2
Promote	8.3
Publishing Notice	17.4
Publishing Party	17.4
Receiving Party	1.19
Reference Product Sponsor	13.10
Relative Commercial Value	9.4.3.1
Roche Invention	1.49
Roche Reversion	2.6.3
Roche Retained Field Trademark(s)	13.2.2
Roche Retained IND	2.4.2
Settlement	13.6
SPCs	13.11
Suit Notice	13.6
Supply Agreement	6.1.5
Trademark(s) For Other Indications	13.2.2
Transfer Completion Date	1.81

2.	Grant of License
2.1	License Grant
2.1.1	Development and Commercialization Grant

Subject to Sections 2.5, 5.3 and 8.3, Roche hereby grants to Dermira:

(i)

an exclusive license under the Licensed Intellectual Property to research and have researched, develop and have developed, register, have registered, use, have used, import, have imported, export, have exported, market and have marketed, distribute, have distributed, offer for sale, sell and have sold the Compound, Dermira Modified Compounds, Joint Modified Compounds and Products in the Field in the Territory; and

(ii)

a non-exclusive license under the Roche Patent Rights and all Roche Know-How that is disclosed by Roche to Dermira under this Agreement solely as necessary for the development or commercialization of the Compound, Dermira Modified Compounds, Joint Modified Compounds or Products as conducted by Dermira, its Affiliates or permitted Third

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Parties (including Sublicensees) in the Field in the Territory in accordance with this Agreement, and
(iii)

a non-exclusive license under the Licensed Intellectual Property and all Roche Know-How that is disclosed by Roche to Dermira under this Agreement solely as necessary for the research, development, manufacture or commercialization of Companion Diagnostic(s) as conducted by Dermira, its Affiliates or permitted Third Parties (including Sublicensees) in the Diagnostics Field in the Territory in accordance with this Agreement.

2.1.2	Manufacturing Rights

Also subject to Sections 2.5, 5.3 and 8.3, Roche (a) agrees to grant to Dermira, upon Dermira’s receipt of the Drug Substance Transfer Notice in accordance with Section 6.2.1, a co-exclusive license under the Roche Patent Rights and all Roche Know-How that is disclosed by Roche to Dermira under this Agreement to make, have made, and Manufacture the Compound, Dermira Modified Compounds, Joint Modified Compounds or Products as conducted by Dermira in the Field in the Territory in accordance with this Agreement, and (b) hereby grants to Dermira a co-exclusive license under the Roche Patent Rights and all Roche Know-How that is disclosed by Roche to Dermira under this Agreement solely to make, have made, and Manufacture formulated, filled and finished Product (including Drug Product) from Drug Substance that is Manufactured by or on behalf of Roche hereunder, including to develop the [*****] pursuant to Section 6.2.5. Dermira shall not have the right to sublicense such co-exclusive licenses to any Third Party other than as permitted under Section 2.3.

2.1.3	Licensed Roche Modified Compound

If a Roche Modified Compound becomes a Licensed Roche Modified Compound (defined below), then: (a) any Roche-Controlled patent or patent application the claims of which recite such Licensed Roche Modified Compound and do not recite any drug substance other than the Licensed Roche Modified Compound or Compound shall be added to Appendix 1.57 and the Patent Rights under such patent or patent application, as applicable, shall be deemed Licensed Compound Patent Rights, (b) any Roche-Controlled patent or patent application the claims of which recite such Licensed Roche Modified Compound and also recite a drug substance other than the Licensed Roche Modified Compound or Compound shall be added to Appendix 1.62 and the Patent Rights under such patent or patent application, as applicable, shall be Non-Compound Patent Rights provided that Roche shall make reasonable and good faith efforts to divide the claimed subject matter of such patent or patent application so that a patent application becomes a Licensed Compound Patent Right and added to Appendix 1.57 in a manner consistent with Section 13.4; (c) the licenses granted to Dermira under Sections 2.1.1 and 2.1.2 shall apply to such Licensed Roche Modified Compound subject to the payment obligations described in Article 9; and (d) all respective Sections of this Agreement shall apply mutatis mutandis.

For purposes of this Section 2.1.3, the term “Licensed Roche Modified Compound” shall mean each Roche Modified Compound that is administered to a human subject between the period of time beginning on the Effective Date and ending [*****] ([*****]) years after the occurrence of the First Commercial Sale of the Product.

2.2	Right to Sublicense

Dermira shall have the right to grant written sublicenses to its Affiliates and to Third Parties, or to enter into a Partner Agreement, under its rights granted under Section 2.1 solely to the extent necessary to develop, commercialize, use, offer for sale, sell or import (and have others do the same) Compound and/or Product in the Field and/or Companion Diagnostic in the Diagnostics

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Field, in the Territory; [*****], Dermira’s rights to sublicense to Third Parties [*****] as described below.  [*****], Dermira intends to begin negotiations for such a sublicense with a Third Party, then [*****] Dermira entering into such a sublicense with such Third Party or its affiliates, [*****] Dermira entering into such a sublicense with such Third Party or its affiliates.  Notwithstanding the foregoing in this Section 2.2, [*****] Dermira entering into such a sublicense with the applicable Third Party or its affiliates.  [*****] Dermira to enter into such sublicense at any time [*****] hereunder ([*****]).  Provided, however, [*****] prior to Dermira entering into such sublicense, [*****].  For clarity, [*****] Dermira shall have the right to sublicense on prior written notice to Roche, [*****].  If Dermira grants such a sublicense, Dermira shall (i) inform Roche of the status of its sublicensing activities and (ii) ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate or the Third Party, as applicable, to the same extent as they apply to Dermira for all purposes. Dermira assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate or Third Party, as applicable, and shall itself account to Roche for all payments due under this Agreement by reason of such sublicense.

2.3	Sub-Contractors

Dermira has the right to sub-contract (on Dermira’s behalf) any of the work to be performed by Dermira under this Agreement. Any sub-contract agreement shall include (i) the right to disclose a copy of the sub-contract agreement and any confidential information generated under such agreement that is necessary or useful for the Manufacture, development or commercialization of the Compound or Product to Roche, (ii) the right to assign the agreement, and all rights thereunder, to Roche, and (iii) the right to transfer ownership of data and information arising therefrom to Roche in a manner consistent with the terms of this Agreement.

2.4	Know-How Transfer
2.4.1	Licensed Know-how Transfer

Roche will transfer the Licensed Know-how [*****] to Dermira [*****] within [*****] ([*****]) days after the Effective Date. At Dermira’s written request at any time prior to [*****] ([*****]) months after the Effective Date, the Parties shall meet no more than [*****] to discuss the transfer of the Licensed Know-how.  Further, Roche will transfer the additional documents or materials listed in Appendix 2.4.1 to Dermira [*****] according to the timeline described therein and the logistical procedures to be agreed to by the Parties.  All information specifically directed to the Compound and contained in the documents or materials listed in Appendix 2.4.1 shall be Licensed Know-How except to the extent such information or materials is related to Manufacturing. All other information contained in the documents or materials listed in Appendix 2.4.1 shall remain Roche Know-How.

Roche shall also transfer the documents that are listed in Appendix 2.4.1 that are not in existence as of the Effective Date, which Roche shall use [*****] efforts to complete and transfer within the timelines described therein.

Thereafter, prior to the First Commercial Sale, Roche shall transfer to Dermira Roche Know-How specifically directed to the Compound then in Roche’s Control (a) [*****] any such Roche Know-How that Roche’s Alliance Manager becomes aware of and that he or she reasonably expects to be necessary to develop or Manufacture (to the extent permitted hereunder) Drug Substance or Drug Product, and (b) that is requested by a Regulatory Authority in connection with the Compound or Product, such transfer to be completed by Roche within [*****] ([*****]) Business Days after the request.  Any assistance provided pursuant to (b) shall be provided at Roche’s [*****] rate applicable at the time plus a mark-up of [*****] percent ([*****]%).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Roche shall be responsible for providing [*****] ([*****]) [*****] of any documents (which will be provided in electronic format, where they exist) that Roche is obligated or consents to provide to Dermira under this Agreement. Roche shall have no obligation to [*****], in order to provide them to Dermira. Subject to Section 6.2, Roche shall have no obligation to transfer any Roche Know-How, data, information or materials or to provide technical support other than expressly stated in this Section 2.4.

2.4.2	Transfer of INDs
2.4.2.1

Roche shall take such actions as reasonably necessary to assign to Dermira, the US IND 119866 (atopic dermatitis) and PIND 128527 (nasal polyposis) within [*****] ([*****]) days after the Effective Date. For all non-US clinical trial applications initiated by Roche outside the Roche Retained Field, Roche will take reasonable actions required to close-out these applications.

2.4.2.2

Roche shall remain responsible for all regulatory activities with respect to all US INDs for the Compound or Product that have not been transferred to Dermira until such INDs are transferred to Dermira, provided that:  (i) both the COPD US FDA IND and the non-Hodgkin lymphoma US FDA IND will be [*****] by Roche following the respective submission of relevant outstanding study reports; (ii) the Asthma US FDA IND will be maintained by Roche in order to fulfill submission requirements for the Roche-sponsored asthma studies and to maintain necessary CMC information for cross-reference by the Parties until the necessary non-clinical and CMC information is transferred to a Dermira IND and the Asthma US FDA IND is [*****]; and (iii) upon occurrence of a Roche Reversion, the IPF IND will be [*****] by Roche as soon as possibly permitted under Applicable Law.

2.4.2.3

At Roche’s option Roche may establish a drug master file suitable for Dermira and its Sublicensees to reference to obtain Regulatory Approvals.  If and when such drug master file is established, Dermira shall only disclose to permitted Third Parties (including, without limitation its Sublicensees) CMC information to the extent Regulatory Approval requirements are not satisfied by reference to such drug master file.

2.4.2.4

Dermira shall accept the transfer of the US IND 119866 (atopic dermatitis) and PIND 128527 (nasal polyposis) immediately after receipt of written notice approving such transfer from a Regulatory Authority if permissible under Applicable Law, and if not permissible, at the earliest possible date permissible under Applicable Law.  If required by a Regulatory Authority, Dermira and Roche shall determine the effective date of the transfer and the Parties shall coordinate the notification of such Transfer to the Regulatory Authority.

2.4.2.5

If Dermira requires additional assistance with Regulatory Authorities outside the Roche Retained Field after the completion of the IND transfers, upon request of Dermira, Roche shall provide such assistance in the form of up to [*****] ([*****]) working hours [*****] during the period of [*****] ([*****]) days following the effective date of the IND transfers. If Dermira requests additional regulatory assistance, Roche will provide such technical assistance for a period of [*****] ([*****]) days following the effective date of the IND

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

transfers, charged at Roche’s [*****] rate applicable at the time plus a mark-up of [*****] percent ([*****]%).
2.4.3	Cost

Dermira will bear the cost of mapping Roche’s clinical trial master file (TMF) structure to the Dermira’s TMF structure. Roche will transfer the ownership of the non-clinical toxicity studies to Dermira and Dermira will bear the cost of the handling of non-clinical archival raw data after ownership transfer.

2.5	Roche Retained Rights
2.5.1	Roche Retained Rights for Research Purposes

All rights not expressly granted by Roche to Dermira under this Agreement are reserved by Roche.  Subject to the terms and conditions of this Agreement, including Section 17.4, and notwithstanding the license granted to Dermira under Section 2.1, Roche and its Affiliates shall retain the right to research, make, have made, use, have used, import or export the Compound, Modified Compound, and Product and to use the Licensed Intellectual Property solely for any internal research purposes on its own or with Third Parties working with or on behalf of Roche in any field (including diagnostics), and to research and develop other molecules for use with the Compound, Modified Compound, and Product. For the avoidance of doubt, Roche and its Affiliates shall have the right to use all data, results, analyses, conclusions, and other intellectual property arising from such internal research for any and all business purposes that are not specifically directed to the commercialization of the Compound. Notwithstanding the foregoing and subject to Section 5.3, Roche shall not conduct any (i) research in non-human animals using the Compound, or (ii) human clinical trials using the Compound, in each case without prior written consent from Dermira.

2.5.2	Roche Retained Manufacturing Right

Roche also reserves the right to make, have made, use, import or export any Compound, Modified Compound, or Product solely for use as an intermediate or starting material in the manufacture of any product that is not the Compound or Product.

2.5.3	In General

Subject to Section 17.4.2, nothing in this Agreement shall prevent Roche and its Affiliates from using for any purpose any Roche Know-How that is not Confidential Information on the Effective Date (or ceases to be Confidential Information thereafter other than as a result of Roche’s breach under Section 17) and is not covered by a Valid Claim of a Roche Patent Right exclusively licensed to Dermira hereunder.

2.6	Roche Rights in the Roche Retained Field
2.6.1	In General

Roche retains the sole development and promotion rights in the Roche Retained Field as further detailed in  Sections 5.3 and 8.3.

2.6.2	License Grant by Dermira

Dermira hereby grants to Roche a non-exclusive, sublicensable (solely to Roche Affiliates, Chugai, and Roche subcontractors exercising Roche’s rights under this Section 2.6.2 on Roche’s

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

behalf) royalty-free license under Dermira Patent Rights and Dermira Know-How solely for the purpose of (a) performing Roche’s rights and obligations under this Agreement, and (b) exercising its rights under Sections 2.5, 5.3 and 8.3.

2.6.3	Roche Option to Relinquish Rights in the Roche Retained Field; Expiration

During the Agreement Term, Roche shall have the option, at any time, to relinquish its retained rights under this Agreement in the Roche Retained Field that are described in Sections 5.3 and 8.3 (“Roche Reversion”). Roche may exercise such option by providing written notice to Dermira, such relinquishment to take effect thirty (30) days after delivery of such notice. Notwithstanding the foregoing, the Roche Reversion shall be deemed to have occurred if at any time in a period of eighteen (18) consecutive months Roche is not conducting an active clinical study of the Compound or recurring, bona fide activities aimed at receiving Regulatory Approval of a BLA for the Compound in the Roche Retained Field, provided that such automatic reversion may not occur within three (3) years of the Effective Date or following Regulatory Approval of a BLA for the Compound in the Roche Retained Field.  Upon the occurrence of the Roche Reversion, all of Roche’s rights and all of Dermira’s obligations each with respect to the Roche Retained Field shall automatically expire, and all references to the Roche Retained Field in any Section of this Agreement shall no longer apply (for example, after occurrence of the Roche Reversion, the Development Event Payments under Section 9.2 will be triggered by any indication, the Net Sales of Product in all indications will be subject to royalty payments under Section 9.4 and the payments under Section 9.5 will no longer apply, and the First Commercial Sale shall include all indications in the Field). For clarity, any such Roche Reversion shall not affect Roche’s retained rights in Sections 2.5, nor the license grant by Dermira under Section 2.6.2 with respect to Sections 2.5.

3.	Diligence

Dermira shall use Commercially Reasonable Efforts to fulfill all its obligations under this Agreement. In particular, Dermira shall use Commercially Reasonable Efforts:

(a)	to develop and commercialize the Compound and/or Product in the Field in the Territory [*****] outside of the Roche Retained Field consistent with the Development Plan;
(b)	to assess [*****] other value adding indications for the Compound and/or Product;
(c)	to support Roche in its efforts to develop, to prepare for registration, and, subject to Section 8.3, Promote the Compound and/or Product in the Roche Retained Field;
(d)	to register, distribute and sell the Compound and/or Product in the Roche Retained Field subject to Roche’s retained rights;
(e)	to establish sufficiently separate trademarks for the Roche Retained Field versus all other indications in order to allow for the separate tracking of sales.
4.	Alliance Management, Reporting and Governance
4.1	Alliance Management

Each Party shall designate an “Alliance Manager” within [*****] ([*****]) days after the Effective Date to facilitate technology transfer and communication between the Parties. The Roche Alliance Manager and his/her counterpart at Dermira shall be the primary points of contact between the

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Parties with respect to all matters arising under this Agreement. Each Party may change its Alliance Manager from time to time in its sole discretion. The Alliance Managers shall be members of the JSC.

4.2	Reporting
4.2.1	Prior to First Commercial Sale

During the Agreement Term up to First Commercial Sale of the Product, Dermira shall submit detailed annual reports to Roche describing in detail the development progress of the Product, including any revisions proposed to be made to the Development Plan for the then current Calendar Year, pursuant to Section 5.2.  Dermira shall send such annual report within [*****] ([*****]) days after the end of December of each Calendar Year. Until [*****], Dermira shall provide [*****] updates to Roche regarding recruitment progress for the Phase II Dose-finding Study.

4.2.2	After First Commercial Sale

Following the First Commercial Sale of the Product, Dermira shall provide Roche with a detailed report regarding the commercialization of the Product in the Field in the Territory by Dermira, its Affiliates and Partners (if applicable). Each such annual report shall be provided within [*****] ([*****]) days after the end of December of each Calendar Year after the First Commercial Sale. Each annual report shall include forecasted sales, [*****].

4.3	Governance
4.3.1	Joint Steering Committee

Within [*****] ([*****]) days after the Effective Date of this Agreement, the Parties shall establish a JSC to oversee, coordinate, align and act as the forum to exchange information related to activities of the Parties under this Agreement. The JSC may create subcommittees as appropriate.

4.3.2	Members

The JSC shall be composed of [*****] ([*****]) persons (“Members”). Roche and Dermira each shall be entitled to appoint [*****] ([*****]) Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party at least [*****] ([*****]) days prior to the next scheduled meeting of the JSC. Both Parties shall use [*****] efforts to keep an appropriate level of continuity in representation. Both Parties may invite a [*****] number of additional experts and/or advisors to attend part or the whole JSC meeting with prior notification to the JSC. Members may be represented at any meeting by another person designated by the absent Member. The JSC shall be chaired by a Dermira Member (“Chairperson”).

4.3.3	Responsibilities of the JSC

The JSC shall have the responsibility and authority to:

(a)	monitor, coordinate and implement the know-how transfer to Dermira (Section 2.4);
(b)

oversee development strategies of the Parties and coordinate the activities of the Parties for the development of the Compound and the Product (i.e. issue resolution on development strategy, safety reporting, supply, issue management) (Section 5);

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	oversee process and coordinate interactions of the Parties as it relates to data access of the Parties for regulatory purposes;
(d)	monitor and coordinate preparation of filing submission of dossiers for the Roche Retained Field;
(e)	coordinate matters related to Roche’s Medical Affairs Activities and Promotion activities in the Roche Retained Field (Section 8.3);
(f)	coordinate efforts to establish sufficiently separate trademarks for the Roche Retained Field versus all other indications (Section 13.2);
(g)	discuss value considerations of the Product and discuss, but not decide, pricing in the Roche Retained Field (factoring in Dermira’s value considerations outside of the Roche Retained Field);
(h)	monitor and oversee process and implementation of the method to determine sales portion from Roche Retained Field; and
(i)	oversee the Manufacture of Drug Substance, Drug Product, and, if applicable, [*****] under this Agreement.

The JSC shall have no responsibility and authority other than that expressly set forth in this Section.

4.3.4	Meetings; Committees

The Chairperson or his/her delegate will be responsible for sending invitations and agendas for all JSC meetings to all Members at least [*****] ([*****]) days before the next scheduled meeting of the JSC. The venue for the meetings shall be agreed by the JSC. The JSC shall hold meetings at least [*****] per Calendar Year, either in person or by tele-/video-conference, and in any case as frequently as the Members of the JSC may agree shall be necessary, but not more than [*****] times a year.

From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as such committee deems necessary or advisable including a joint working group to coordinate the Parties’ activities under this Agreement.  Such members shall be individuals with expertise and responsibilities in the relevant areas in the Field.

4.3.5	Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of JSC meetings to all members of the JSC for comment and review within [*****] ([*****]) days after the relevant meeting. The Members of the JSC shall have [*****] ([*****]) days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JSC within [*****] ([*****]) days of the relevant meeting. The Chairperson approves the final version of the minutes before its distribution.

4.3.6	Decisions
4.3.6.1	Decision Making Authority

The JSC shall decide matters within its responsibilities set forth in Section 4.3.3.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3.6.2	Consensus; Good Faith

The Members of the JSC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JSC. The Parties shall endeavor to make decisions by consensus.

4.3.6.3	Failure to Reach Consensus

If the JSC is unable to decide a matter by consensus, then subject to Section 4.3.8, (a) Roche shall have the final decision making authority in the area of (i) development and regulatory matters in the Roche Retained Field, unless Dermira can [*****] demonstrate that a specific clinical study as contemplated by Roche would be [*****] under this Agreement, (ii) Medical Affairs Activities and Promotion in the Roche Retained Field, including the decision regarding the trademark for the Roche Retained Field, and (iii) Manufacturing of Drug Substance and Drug Product under this Agreement during any period of time during which Roche remains responsible for such activity, and (b) Dermira shall have the final decision making authority in all other areas, except that the following decisions shall [*****]: (1) decisions regarding the Know-How Transfer to Dermira (2.4.1), and (2) the implementation and process to determine sales portion from Roche Retained Field. In addition, until the submission of the first BLA, material changes to the Development Plan will require mutual agreement of the Parties unless such change is required by a Regulatory Authority.

4.3.7	Information Exchange

Dermira and Roche shall exchange the information in relation to its activities under this Agreement through the JSC and both Parties may ask reasonable questions in relation to the above information and offer advice in relation thereto and shall give due consideration to the other Party’s input. The JSC may determine other routes of information exchange.

4.3.8	Limitations of Authority

The JSC shall have no authority to amend or waive compliance with any terms of this Agreement. The final decision-making authority under Section 4.3.6 shall not authorize a Party to unilaterally modify, amend, or waive its own compliance with any provisions of this Agreement.

4.3.9	Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JSC.

4.3.10	Lifetime

The JSC shall exist during the Agreement Term, but it shall end upon the occurrence of the Roche Reversion.

5.	Development
5.1	Responsibility

Subject to Section 7.1, Dermira, at its sole cost, shall be solely responsible for the development (including all regulatory interactions, conducting and funding of any clinical trials) of the Compound and/or the Product in the Territory in the Field, but excluding the Roche Retained Field until the occurrence of the Roche Reversion using Commercially Reasonable Efforts.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2	Development Plan

Dermira will conduct (or have conducted) the development of the Compound and Product in the Field (but excluding the Roche Retained Field until the occurrence of the Roche Reversion) in the Territory in accordance with the written plan as attached as Appendix 5.2 (“Development Plan”). Dermira’s obligation under this Section 5.2 shall be subject to Roche meeting its obligation to manufacture and supply Drug Product and Drug Substance (if required) to Dermira for the conduct of the Development Plan. Dermira shall send a then current version of the Development Plan to Roche at the end of January and July of each Calendar Year. Until the submission of the first BLA, any material change to the Development Plan will be mutually agreed upon by the Parties in accordance with Section 4.3.6.

5.3	Development by Roche in the Roche Retained Field

Roche, at its sole cost and discretion, shall have the sole right but not the obligation to conduct the development (including all regulatory interactions, conducting and funding of any clinical trials) of Compounds, Modified Compounds, and/or Product in the Territory in the Roche Retained Field, including the right to use and reference any of the Licensed Know-how necessary to exercise such right.

6.	Manufacture and Supply
6.1	Manufacture and Supply
6.1.1	General

The Parties anticipate and agree that to the extent possible the Parties’ requirements will be fulfilled from existing inventories of Drug Substance and Drug Product (assembled or unassembled, i.e. without needle safety device, not labelled and not packaged, as the case may be).

Dermira’s first order will be sourced from existing Roche inventories pursuant to Section 6.1.4.  Concurrently, at Dermira’s sole cost and as further described in Section 6.2.5, the Parties may collaborate to develop a [*****] for use in the Parties’ further development and commercialization.  Depending on the timing and outcome of such effort, the Parties’ future requirements will be fulfilled from existing Roche inventory of Drug Substance and Drug Product to the extent possible and from new production if needed at Dermira’s cost as described in Sections 6.1.3 and 6.1.4.

6.1.2	Roche’s Supply Obligation Prior to Transfer

Until such responsibility is transferred to Dermira according to Section 6.2, Roche or its designees shall (a) Manufacture (if required) and supply to Dermira the Drug Substance and Drug Product in accordance with this Section 6.1, and (b), continue to manage clinical inventory and on-going stability studies to support Drug Substance and Drug Product shelf-life claims.

6.1.3	Supply of Drug Substance

Until such responsibility is transferred to Dermira according to Section 6.2.1, and subject to the terms of the Supply Agreement, Roche shall supply Dermira’s [*****] forecasted requirements of Drug Substance (if any) to Dermira in accordance with the [*****] Specifications at Roche’s Fully Burdened Manufacturing Costs plus a mark-up of [*****] percent ([*****]%).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.4	Supply of Drug Product

Until such responsibility is transferred to Dermira according to Section 6.2.2, and subject to the terms of the Supply Agreement, Roche shall supply Dermira’s [*****] forecasted requirements of Drug Product to Dermira in accordance with the [*****] Specifications at a price of [*****] per syringe (active and placebo). The first order for such supply is set forth on Appendix 6.1.2. Other than for the first order, Roche may supply Dermira with [*****] in accordance with the [*****] Specifications at a price of [*****] per syringe (active and placebo).  Each of the Parties shall execute and deliver any and all papers, documents and other assurances, and shall do any and all acts and things [*****] in connection with the transfer of responsibility from Roche to Dermira for the assembly, labelling and packaging of such [*****] Drug Product by Roche’s subcontractor with minimal disruption.

6.1.5	Supply Agreement

The Parties shall enter into one (1) or more supply and quality agreement(s) (a “Supply Agreement”) for the supply of Drug Substance (if required) and Drug Product (at [*****] discretion either assembled or unassembled, i.e. without needle safety device, not labelled and not packaged) by Roche to Dermira.  The initial supply and quality agreement(s) for Drug Product shall be entered into by the Parties within [*****] ([*****]) days of the Effective Date, and it shall also incorporate the first order of Drug Product pursuant to Section 6.1.4.

6.1.6	Terms of Delivery

Supplies of Drug Substance (if required) and Drug Product shall be delivered according to [*****]. Dermira will provide to Roche prior to shipment any import documentation that might be necessary including but not limited to licenses and other permissions.

6.2	Transfer of Manufacture and Supply Responsibility to Dermira
6.2.1	Drug Substance

At any time during the Agreement Term and subject to this Section 6.2.1, Roche will have the right to transfer its Manufacture and supply responsibilities under Section 6.1 to Dermira by providing written notice to Dermira, (“Drug Substance Transfer Notice”) such notice to include at least [*****] ([*****]) CMOs to which Roche approves the Technology Transfer of the Manufacture of Drug Substance and a draft of the Technology Transfer Project Plan for review and comment by Dermira.  The Technology Transfer Project Plan may be amended from time to time as appropriate. Roche shall remain responsible to supply Dermira with Drug Substance (if required) in accordance with Section 6.1 and the Supply Agreement until the Transfer Completion Date.

As soon as practicable after the delivery of such Drug Substance Transfer Notice, Dermira will establish any necessary legal agreements with Third Parties.  Once the Parties have made any necessary adjustments to the Technology Transfer Project Plan, Roche shall commence the Technology Transfer of the Drug Substance to the single CMO selected by Dermira from the CMOs provided by Roche in its Drug Substance Transfer Notice.  Each Party shall use [*****] to effect the transfer of the Manufacture of Drug Substance (including the Technology Transfer under the Technology Transfer Project Plan) in accordance with this Section 6.2.1 and to achieve FDA approval of the BLA for commercial supply of Product at the facility or facilities selected by Dermira and approved by Roche as soon as practicable after the delivery of such Drug Substance Transfer Notice, but in no event later than, the date that is [*****] ([*****]) years after the delivery of the Drug Substance Transfer Notice.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

All internal costs and expenses incurred in performing the activities identified in such Technology Transfer Project Plan shall be borne by [*****], provided that [*****] shall provide assistance in the form of up to [*****] ([*****]) working hours [*****], and any additional assistance shall be paid for by [*****]. [*****] shall bear all external costs incurred by either Party in performing the activities identified in such Technology Transfer Project Plan. Such transfer will be targeted to be completed within [*****] ([*****]) months after the provision of the Drug Substance Transfer Notice by Roche, but will only be effective on the Transfer Completion Date.

After the Transfer Completion Date, upon [*****] request of Dermira, further technical support from Roche may be provided [*****] and, if such support is provided by Roche, charged at Roche’s [*****]. Subsequent to the Transfer Completion Date, Dermira will assume all responsibilities and costs for future manufacturing and related activities pursuant to Section 6.

6.2.2	Drug Product

At any time during the Agreement Term and subject to this Section 6.2.2, Roche will have the right to transfer its obligations to supply Drug Product to Dermira under Section 6.1.4 after providing written notice to Dermira (the “Drug Product Transfer Notice”). Within [*****] ([*****]) days thereafter Roche will, (a) to the extent permitted under Third Party agreements, (i) provide to Dermira a copy of all Third Party agreements related solely to the supply of such Drug Product, and (ii) use [*****] efforts to assign to Dermira any such Third Party agreements described in (i) above which relate solely to such Drug Product and facilitate introductions to all Third Parties that are Manufacturing Drug Product on Roche’s behalf, and (b) to the extent Controlled by Roche and not previously provided to Dermira, provide Dermira with the Know-How necessary for the Manufacture of Drug Product, including applicable Drug Product release assays and protocols. Roche’s obligation to supply Drug Product (but not Drug Substance) under this Agreement shall expire [*****] ([*****]) [*****] after the completion of the activities described in the foregoing sentence. All internal costs and expenses incurred by Roche in performing the activities under this Section shall be borne by [*****], and [*****] will be solely responsible for any Third Party costs incurred by either Party. Notwithstanding the foregoing, for as long as Roche has available inventory of Drug Product, Dermira shall have the right to purchase its Drug Product requirements from such inventory.

6.2.3	Responsibility after Transfer Completion Date; Manufacturing and Process Improvements

After (a) the Transfer Completion Date, and (b) the transfer of Roche’s obligations to supply Drug Product to Dermira in accordance with Section 6.2.2, for each of (a) and (b), as between the Parties Dermira shall be solely responsible at its own expense for the Manufacture and supply of clinical and commercial supplies of Drug Substance and Drug Product, as applicable, to fulfil all Dermira’s requirements and Roche’s requirements for Roche’s development or commercial activities in the Roche Retained Field. Any Drug Substance or Drug Product supplied by Dermira to Roche will be Manufactured in accordance with the [*****] Specifications at Dermira’s Fully Burdened Manufacturing Costs plus a mark-up of [*****] percent ([*****]%), such mark-up to be [*****] percent ([*****]%) to the extent that Dermira has outsourced the Manufacturing of either Drug Substance or Drug Product to a CMO.

Notwithstanding any transfer under this Section 6.2, Roche shall retain the right to Manufacture the Compound and Product to exercise its retained rights described in and subject to Sections 2.5, 5.3 and 8.3, including for its own development purposes in the Roche Retained Field; provided that Roche shall not (i) enable or license any Roche Know-How to a Third Party to Manufacture the Compound other than subcontractors performing such Manufacturing for use by Roche or Dermira under this Agreement, (ii) Manufacture a Biosimilar Product for sale or use in any country until, the earlier of four (4) years after the expiration of the Royalty Term in the country

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of First Commercial Sale or the end of the Agreement Term, or (iii) license any Roche Know-How that is disclosed by Roche to Dermira under this Agreement to a Third Party to Manufacture a Biosimilar Product in any country until, the earlier of five (5) years after the expiration of the Royalty Term in the country of First Commercial Sale or the end of the Agreement Term. If Dermira, after Roche has exercised its option to transfer the Manufacturing responsibility to Dermira according to this Section 6.2, wishes to materially improve the Manufacturing process of the Compound or the Product, for example resulting in a change of the cell bank expressing the Compound, then Dermira shall provide written notice to Roche of the nature of such intended work and Roche shall have the right to approve such work, [*****].

6.2.4	Restrictions of Use

Neither Party shall administer to any patient Product that is supplied by the other Party under this Agreement that has exceeded the shelf life supported by stability data within specification (“Supported Shelf Age”). Supported Shelf Age will be stated in the Supply Agreement entered into by the Parties as further described in Section 6.1.5.

6.2.5	Support by Roche

The Parties may collaborate under a separate written agreement to design, develop and produce a [*****] for administration of the Drug Substance in accordance with the Agreement (“[*****]”), including the procurement of the [*****] and the use of a CMO for [*****] (“[*****] Product Plan”).

The Parties may separately negotiate an agreement with regard to the development of [*****], and the use by Dermira of the Roche [*****].

7.	Regulatory
7.1	Roche Responsibility
7.1.1	Roche Responsibilities in Roche Retained Field

Within the Roche Retained Field with respect to the Compound and Product and until the occurrence of the Roche Reversion, Roche will retain at its sole cost all rights to seek authorization to conduct clinical trials, to obtain applicable regulatory designations (including but not limited to orphan drug designation, breakthrough therapy designation, fast-track designation) and seek regulatory advice following reasonable notification and consultation with Dermira. Roche will retain all decision-making rights over non-safety related prescribing information proposals to Regulatory Authorities, and Dermira will make reasonable accommodations with respect to Roche’s registration strategy in the Roche Retained Field. For clarity, as further described in Section 7.2, Dermira shall have the sole right to file all BLAs for the Product including in the Roche Retained Field.

7.1.2	Other Roche Responsibilities

Roche shall maintain, transfer to Dermira, and/or withdraw, as applicable, the INDs in existence as of the Effective Date for the Compound as further described in Section 2.4.2.

7.2	Dermira Responsibility; Additional Studies in Roche Retained Field
7.2.1	Dermira Responsibility

Subject to Sections 2.4.2, 7.1 and 7.2.2:

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)

Dermira, at its sole cost, shall have the sole right to pursue all regulatory affairs related to Compound and Product in the Field in the Territory including the preparation, filing and maintenance of applications for Regulatory Approval (including all BLAs), as well as any or all governmental approvals required to develop and have developed, to make and have made (after the transfer of CMC information to a Dermira IND as described in Section 2.4.2.2), use, have used, import, have imported, offer for sale, sell and have sold the Compound and Product;

(b)

Dermira shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for Compound and Product in the Field in all countries in the Territory;

(c)	Dermira shall own and file in its discretion (subject to Section 7.2.2.2) all regulatory filings and Regulatory Approvals for the Compound and Product in all countries of the Territory;
(d)

For so long as Roche is conducting any regulatory activities with respect to the Compound, Modified Compound or Product, (i) each Party shall supply the other Party with a copy of all material communications with Regulatory Authorities within [*****] ([*****]) Business Days of receipt, (ii) if a Party has time-sensitive inquiries regarding a regulatory matter, the other Party shall answer such inquiries within [*****] ([*****]) Business Days, and (iii) each Party shall have the right to participate in the other Party’s preparation for meetings with Regulatory Authorities and to attend such meetings; and

(e)

With respect to all Roche activities in connection with the Compound or Product, Roche shall provide all necessary information specifically directed to the Compound to enable Dermira to perform all applicable reporting obligations that are required under Applicable Law, and, if applicable, perform any actions required by any applicable Regulatory Authority.  Until the occurrence of the applicable Transfer Completion Date, Roche shall use [*****] to enable Dermira to perform all applicable CMC reporting obligations that are required under Applicable Law for the Product that is Manufactured by or on behalf of Roche under this Agreement.

7.2.2	Database Lock; Roche Retained IND; Additional Studies in the Roche Retained Field
7.2.2.1

Roche shall notify Dermira in writing of the occurrence of database lock for the IPF Study within [*****] ([*****]) Business Days of such occurrence.  If, after the occurrence of the database lock for the IPF Study, Roche decides to perform additional clinical studies of the Compound or Product in the Roche Retained Field (“Additional Studies”), then Roche shall notify Dermira of such decision within [*****] ([*****]) months after such database lock.

7.2.2.2

In the Roche Retained Field with respect to the Compound and Product, the Parties will collaborate [*****] to prepare for and undertake interactions with applicable Regulatory Authorities, including with respect to developing strategy for meetings with such Regulatory Authorities and attendance of and participating in meetings with such Regulatory Authorities.  With respect to a BLA that is submitted to a Regulatory Authority in the Roche Retained Field, Roche shall prepare the content of such BLA and the Parties shall collaborate [*****] to review and finalize such BLA for submission by Dermira, such submission to occur within [*****] ([*****]) Business Days after finalization

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the BLA. All costs incurred by the Parties in preparing, submitting and obtaining Regulatory Approval for such BLA shall be [*****].
7.3	IND and Other Regulatory Documentation

7.3.1Each Party grants to the other Party a non-exclusive, non-transferable (except to permitted Third Parties, including Sublicensees, and in connection with a permitted assignment of this Agreement) “right of reference” (as defined in US FDA 21 CFR 314.3(b)), or similar “right of reference” as defined in applicable regulations in the relevant jurisdiction with respect to all information (including raw data) and results generated by such Party related to the Product as necessary for the other Party to exercise its rights under this Agreement. Upon written instruction, each Party shall provide to the other a cross-reference letter or similar communication to the applicable Regulatory Authority to effectuate such right of reference.

7.3.2Until occurrence of the Roche Reversion, each Party shall submit draft clinical study protocols for the Compound, Modified Compounds or the Product to the other Party for review as long as patients are still being treated in Roche trials sponsored or supported by Roche for the Compound, Modified Compounds or the Product in the Roche Retained Field. Such other Party shall have the right to provide the submitting Party with its comments no later than [*****] ([*****]) Business Days after such protocol is delivered to such other Party, and such other Party shall consider such comments [*****].

7.4	Informed Consent Forms

Each Party shall use [*****] to include in its Informed Consent forms with patients under any clinical study for the Product conducted by a Party under this Agreement the right to transfer samples, data and information to the other Party and to any entity designated by such other Party to the extent feasible under Applicable Laws and under a clinical site’s internal policies.

7.5	Pharmacovigilance Agreement

[*****] after the Effective Date, Dermira and Roche shall negotiate [*****] and enter into a Pharmacovigilance Agreement in accordance with all Applicable Laws which sets forth, among other things, the responsibilities and obligations of the Parties with respect to the procedures and timeframes for compliance with all Applicable Laws (and each of the Party’s policies) pertaining to safety reporting and their related activities, with respect to activities related to the Product under this Agreement. The transfer of historical safety data together with the responsibility for pharmacovigilance activities will be part of the Pharmacovigilance Agreement.

The Parties agree that they shall execute the Pharmacovigilance Agreement within [*****] after the Effective Date but in any event prior to the date [*****] after the Effective Date.

8.	Commercialization
8.1	Responsibility

Subject to Section 8.3, Dermira, at its own expense, shall have sole right and responsibility for the commercialization, including marketing, Medical Affairs Activities, Promotion, sale, and Distribution, of the Product in the Territory.  For clarity, Dermira will be responsible for pricing, discounting and contracting (including with payors, wholesalers and distributors and the like) with regard to the Product in the Field, including in the Roche Retained Field.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2	Updates to Roche

In addition to its updates pursuant to Section 4.2, upon request of Roche, Dermira shall update Roche regarding the commercialization of the Product in the Territory in the Field by Dermira, its permitted Affiliates and Sublicensees. If Roche requests an update, Dermira shall provide a detailed update, in writing and/or through a meeting (face to face/tele-presence/videoconference or telephone). Roche shall not request an update more frequently than [*****] per Calendar Year.

8.3	Promotion by Roche in the Roche Retained Field

Roche shall have the sole right to Promote (as defined below) the Product in the Roche Retained Field in the Territory, by itself or through its Affiliates, sublicensees or subcontractors subject to the occurrence of a Roche Reversion, after which Dermira shall have the sole right to Promote the Product.  For purposes of this Agreement, “Promote” and “Promotion” shall mean with respect to the Product and the Roche Retained Field, market research, detailing, medical provider field support, training for product administration, sales analytics, initiation and facilitation of the distribution of free samples, physician and consumer/patient brochures, marketing materials, advertising, patient assistance programs, vouchers, co-pay cards, and personnel and training for the foregoing.

In addition Roche will be responsible for all market access, reimbursement, funding and listing activities in the Roche Retained Field as needed to generate the required landscaping, value proposition development, payer evidence and support to ensure that patient have access to Product. This includes the following activities: insights generation via payer advisory boards, payer market research, evidence generation to ensure market access (e.g. payer evidence studies, systematic literature reviews, indirect treatment comparison, health economic modelling, publication, and the like) dossier and payer detailing, development of aid and objection handling, and field-based reimbursement support including stakeholder engagement and required market access solutions.

8.4	Medical Affairs Activities by Roche in Roche Retained Field

Roche shall have the sole right to perform Medical Affairs Activities for the Product in the Roche Retained Field in the Territory, by itself or through its Affiliates, sublicensees or subcontractors subject to the occurrence of a Roche Reversion, after which Dermira shall have the sole right to perform Medical Affairs Activities for the Product.  For purposes of this Agreement, “Medical Affairs Activities” shall mean with respect to the Product and the Roche Retained Field, activities related to medical affairs and disease state awareness, hiring and oversight of medical science liaisons, educational grants and sponsorships, speaker training, and professional and patient society activities and personnel and training for the foregoing.

9.	Payment
9.1	Initial Payment

Within thirty (30) days after the Effective Date and receipt of an invoice from Roche, Dermira shall pay to Roche US$ 80,000,000 (US$ eighty million) in consideration of Roche’s development costs incurred for the Compound, including the development costs that Roche plans to incur subsequent to the Effective Date for the completion of Roche’s ongoing studies outside the Roche Retained Field. This payment is non-refundable and non-creditable.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2	Development Event Payments

Dermira shall pay to Roche up to a total of US$ 305,000,000 (US$ three hundred and five million) in relation to the achievements of events with respect to the Product as applicable in any indication outside of the Roche Retained Field.

Upon reaching development events, Dermira shall timely notify Roche and development event payments shall be paid by Dermira to Roche within [*****] ([*****]) days from occurrence of the applicable event.

Payments shall be made by Dermira according to the following schedule of development events for the Product:

Development Event	US$ (in millions)
At the earlier of (i) achievement of 50% recruitment of patients in the Phase II Dose-finding Study or (ii) September 15, 2018	25
At the earlier of (i) achievement of 100% recruitment of patients in the Phase II Dose-finding Study or (ii) December 15, 2018	30
Initiation of first Phase III Study*	40
Submission of first BLA for [*****]	[*****]
Submission of first BLA for [*****]	[*****]
Submission of first BLA for [*****]	[*****]
First Commercial Sale in [*****]	[*****]
First Commercial Sale in [*****]	[*****]
First Commercial Sale in [*****]	[*****]
Total	305

* In the event that a Phase III Study will not be needed to receive marketing authorization for the Product this milestone will be payable with submission of the first BLA in the first country.

9.3	Sales Based Events

Dermira shall pay to Roche up to a total of US$ 1,025,000,000 (US$ one billion and twenty five million) based on aggregate Calendar Year Net Sales of the Product (in any indication but excluding the Net Sales in the Roche Retained Field) in the Territory:

Net Sales Threshold	Payment US$ (in millions)

Total Calendar Year Net Sales of the Product in the Territory exceed US$ 250,000,000 (US$ two hundred and fifty million)	[*****]
Total Calendar Year Net Sales of the Product in the Territory exceed US$ [*****] (US$ [*****])	[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Total Calendar Year Net Sales of the Product in the Territory exceed US$ [*****] (US$ [*****])	[*****]
Total Calendar Year Net Sales of the Product in the Territory exceed US$ [*****] (US$ [*****])	[*****]
Total Calendar Year Net Sales of the Product in the Territory exceed US$ 3,000,000,000 (US$ three billion)	[*****]

TOTAL	1,025

Each of the sales based event payments shall be paid no more than once during the Agreement Term, at first occurrence of the event in the Territory, and shall be non-refundable and non-creditable. For clarity, if aggregate Calendar Year Net Sales of the Product achieve two or more milestones under this Section in the same Calendar Year, then each applicable milestone shall be payable in such Calendar Year.

9.4	Royalty Payments on Net Sales in any indication outside of the Roche Retained Field
9.4.1	Royalty Term

Royalties shall be payable by Dermira on Net Sales of the Product in any indication outside of the Roche Retained Field on a country-by-country basis until the expiry of the Royalty Term. Upon the expiration of the Royalty Term in a country, the license shall be fully paid up, perpetual and non-exclusive in such country.

9.4.2	Royalty Rates for Product outside of the Roche Retained Field

The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of the Product (in any indication outside of the Roche Retained Field) in the Territory, on an incremental basis, as follows:

Tier of Calendar Year Net Sales in million US$	Percent (%) of Net Sales
0 – [*****]	[*****]
> [*****] – [*****]	[*****]
> [*****] – [*****]	[*****]
> [*****] – 3,000	[*****]
> 3,000	[*****]

For example, if Net Sales in all indications outside the Roche Retained Field, for a given Calendar Year, are US$ [*****], then the royalty applicable on such Net Sales of such Product for that year shall be calculated as follows:

([*****] %*[*****] US$)+([*****] %*[*****] US$) = US$ [*****].

9.4.3	Royalty Adjustments

For the purpose of calculating royalties under Section 9.4.2, Net Sales of the Product and the royalty rates shall be subject to the following adjustments, as applicable:

9.4.3.1

Combination Product. If Dermira or its Affiliates intend to sell a Combination Product, then the Parties shall meet approximately [*****] prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate [*****] and agree to an

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such [*****] negotiations not to exceed [*****] ([*****]) days, the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 21.2. Should the Parties fail to agree within [*****] ([*****]) days of such referral, then the Relative Commercial Value shall be determined by an Expert Committee under the procedures of Section 9.4.  If the Parties are unable to agree on the Relative Commercial Value under this Section, then Roche will select [*****] who would qualify as an Expert, Dermira will select [*****] who would qualify as an Expert, and those [*****] ([*****]) individuals shall select [*****] who would qualify as an Expert and who shall be chairman of a committee of the [*****] Experts (the “Expert Committee”), each with a single deciding vote. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least [*****] ([*****]) days before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will share equally in the costs of the Expert Committee. Unless otherwise agreed to by the Parties, the Expert Committee may not decide on issues outside the scope mandated under terms of this Agreement.

9.4.3.2

Third Party Payments.  Dermira shall be responsible for and pay or have paid the entire consideration owed to any Third Party in relation to Third Party intellectual property rights necessary for the development or commercialization of Products in the Field in the Territory or for the Manufacture of the Products as of the Effective Date. Dermira shall have the right to deduct a maximum of (i) [*****] percent ([*****] %) of any royalty incurred by Dermira to a Third Party with respect to such arrangement held by Roche at the Effective Date necessary to avoid infringement of such Third Party’s Patent Rights arising from the practice of the license granted in Section 2.1 and (ii) [*****] percent ([*****] %) of any royalty incurred by Dermira or its Affiliates to a Third Party with respect to such arrangement entered into after the Effective Date, in each case (i) and (ii) from royalty payments otherwise due and payable by Dermira to Roche under Section 9.4.2. Any such deduction shall be permitted on a country-by-country basis. Notwithstanding the foregoing, in no event shall the amount of royalties payable to Roche for a given Calendar Year become reduced to lower than [*****] percent ([*****]%) of the royalties otherwise payable for the applicable Calendar Year on a country-by-country basis as a result of deductions made under clause (ii) of this Section (“Deduction Cap”).  For clarity, the Deduction Cap shall not apply to deductions made under clause (i) of this Section. Notwithstanding the foregoing in this Section, Roche shall pay the entire consideration owed under that particular agreement effective November 29, 2010, as amended, between Roche and American Type Culture Collection (“ATCC Agreement”).  Roche shall maintain the ATCC Agreement in full force and effect and shall not amend that ATCC Agreement in any manner that would reduce or impair Dermira’s rights under this Agreement absent Dermira’s written consent.

9.4.3.3	No Valid Claim. If in a given country within the Territory there is no Valid Claim of a Licensed Compound Patent Right Covering the Product in such country, then the royalty

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payments due to Roche for such Product in such country shall be reduced by [*****] percent ([*****]%).
9.4.3.4

Biosimilar Product.  Upon the first entry in a given country of a Biosimilar Product by any entity that is not authorized by Dermira or its Affiliates or by a Sublicensee of Dermira or its Affiliates, the royalties in such country for the Product shall be reduced as follows:

(a)

If the average Net Sales in any [*****] subsequent Calendar Quarters at any time after entry of a Biosimilar Product decline by more than [*****] percent ([*****]%) of the average level of the Net Sales of such Product achieved in the [*****] Calendar Quarters immediately prior to such entry, then the royalty payments due to Roche for such Product in such country shall be reduced by [*****] percent ([*****]%);

(b)

If the average Net Sales in any [*****] subsequent Calendar Quarters at any time after entry of a Biosimilar Product decline by more than [*****] percent ([*****] %) of the average level of the Net Sales of the Product achieved in the [*****] Calendar Quarters immediately prior to such entry, then the royalty payments due to Roche for the Product in such country shall end and no royalties shall be due by Dermira in such country for such Product.

9.5	Financial consideration to Roche for Dermira-sales in Roche Retained Field

As from the date of the first Regulatory Approval for the first country in the Roche Retained Field and for each following Accounting Period Dermira shall pay Roche the following amount:

Net Sales in the Roche Retained Field, minus (i) [*****] percent ([*****]%) of the Net Sales in the Roche Retained Field to account for the Distribution of the Product and other unreimbursed costs; (ii) to the extent Roche supplied Drug Substance or Drug Product under this Agreement or the supply agreement described in Section 6.1.5 for use in the Roche Retained Field, then all amounts paid to Roche for such supply of Drug Substance and Drug Product, as applicable, plus [*****] percent ([*****]%) of such amounts, (iii) to the extent Roche did not supply Drug Substance or Drug Product under this Agreement or the Supply Agreement for use in the Roche Retained Field, then the Fully Burdened Manufacturing Costs of Dermira that are allocable to the Net Sales in the Roche Retained Field plus [*****] percent ([*****]%) of such Fully Burdened Manufacturing Costs, such mark-up to be [*****] percent ([*****]%) if Dermira has outsourced the entire Manufacturing of the Product to a CMO, and (iv) amounts Dermira incurs for any Third Party intellectual property rights under Section 9.4.3.2 that are allocable to Net Sales in the Roche Retained Field, which amounts shall not apply to the Deduction Cap under Section 9.4.3.2.  If Dermira demonstrates that its costs for the Distribution of the Product and other unreimbursed costs exceed the [*****] percent ([*****]%) described in (i) above for any given Calendar Year, then upon Dermira’s written request the Parties shall negotiate [*****] an [*****] to account for the Distribution of the Product and other unreimbursed costs. Such amounts shall be payable in accordance with Section 10.

9.6	Costs

Other than as explicitly set forth in this Agreement, each Party shall bear all costs such Party incurs in exercising its rights and performing its obligations under this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.	Accounting and Reporting
10.1	Payment Terms

Dermira shall pay amounts owed to Roche under Sections 9.3, 9.4 and 9.5 within [*****] ([*****]) days after the end of each Accounting Period in which the applicable Net Sales occur; provided, however that no later than [*****] ([*****]) years after the First Commercial Sale in any country (in any indication in the Field, including the Roche Retained Field) the Parties shall reduce such time period to [*****] ([*****]) days. For the purpose of determining any amounts payable to Roche in an Accounting Period under Section 9.5, Dermira shall calculate Net Sales in the Roche Retained Field and resulting payments to Roche as follows:

(a)

for any country in which the Roche Retained Field Trademark(s) and the Trademark(s) for Other Indications have been established in accordance with Section 13.2.2 and the Switch (as defined in Section 13.2.2) has not occurred or has occurred during such Accounting Period, (i) Net Sales in the Roche Retained Field in an Accounting Period shall be equal to Net Sales of the Product that was sold under the Roche Retained Field Trademark(s), and (ii) Dermira shall calculate amounts payable to Roche for Net Sales in accordance with Sections 9.3, 9.4, and 9.5;

(b)

for any country in which the Roche Retained Field Trademark(s) and the Trademark(s) for Other Indications have not been established in accordance with Section 13.2.2 or in which the Switch has occurred prior to such Accounting Period, Dermira shall calculate (i) Net Sales in the Roche Retained Field in such Accounting Period by multiplying total Net Sales in such Accounting Period by the fraction obtained by dividing (A) the number of units of Product used in the Roche Retained Field as determined for the previous Accounting Period, or if no such previous Accounting Period exists, the Parties best estimate, by (B) total number of units of Product used in the Field for the previous Accounting Period, or if no such previous Accounting Period exists, the Parties best estimate, and (ii) amounts payable to Roche for Net Sales in accordance with Sections 9.3, 9.4, and 9.5 (the “Preliminary Calculation”); provided that within [*****] ([*****]) days after complete prescription data are available (or, for countries where prescription data are not available, the final extrapolation has been made) for such Accounting Period (as determined in accordance with Section 13.2.2), Dermira shall perform a reconciliation based upon such complete prescription data (or final extrapolation, if applicable) (a “Reconciliation”), and if the amount paid by Dermira to Roche for Net Sales in the Roche Retained Field for such Accounting Period is greater or less than the amount due to Roche as determined by the Reconciliation for such Accounting Period, then Dermira shall deduct such excess from or add such shortfall to, as applicable, amounts paid to Roche in the next Accounting Period.  For the purposes of the Preliminary Calculation, if such Accounting Period is the first Accounting Period following the Switch, the number of units of Product used in the Roche Retained Field and in the Field will be based on the Roche Retained Field Trademark(s) and the Trademark(s) for Other Indications.

10.2	Other Payments

Other than for payments due under Section 9, for any payments owed by a Party to the other Party under this Agreement, the other Party shall within [*****] ([*****]) days after the end of each Accounting Period prepare an invoice itemizing such amounts incurred by or on account of such Party during such Accounting Period and submit such invoice to the other Party.  Each Party shall

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pay the undisputed portion of the invoice received from the other Party within [*****] ([*****]) days after the date of receipt of such invoice.

10.3	Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [*****] ([*****]) percentage points above the average [*****], as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

10.4	Method of Payment

Royalties on Net Sales outside of the Roche Retained Field and the financial consideration to Roche for Dermira sales in the Roche Retained Field and all other amounts payable by one Party to the other Party hereunder shall be paid in US Dollars (the “Payment Currency”) to account(s) designated by such other Party.

10.5	Currency Conversion

When calculating Net Sales that occur in currencies other than the Payment Currency, Dermira shall convert the amount of such sales into the Payment Currency using Dermira’s then-current foreign currency translation rates actually used on a consistent basis in preparing its audited financial statements.

10.6	Royalty Reporting

With each royalty payment Dermira shall provide Roche in writing for the relevant Calendar Quarter the following information:

a)	recognized sales in local currency on a country-by-country basis;
b)	Net Sales in local currency on a country-by-country and Housemark-by-Housemark basis;
c)	Net Sales in payment currency on a country-by-country basis;
d)	adjustments made pursuant to Section 9.4.3 on a country-by-country basis;
e)	Net Sales in payment currency after adjustments made pursuant to Section 10.5 in reporting currency;
f)	royalty rate pursuant to Section 9.4.2;
g)	adjustments made pursuant to Section 9.4.3, and
h)	total royalty payable in the payment currency.
11.	Taxes

Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising from the efforts of the Parties under this Agreement and each Party shall pay all sales, turnover, value added, and similar taxes levied on account of any payment accruing or made to the other Party under this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement, then the paying Party shall promptly pay such tax, levy or charge for and on behalf of the other Party to the proper governmental authority, and shall promptly furnish the other Party with receipt of payment. The paying Party shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due to the other Party or be promptly reimbursed by the other Party if no further payments are due to the other Party. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

Except where otherwise specified all amounts stated in this Agreement are exclusive of sales, turnover, value added or equivalent taxes. If and to the extent supplies or services rendered under this Agreement are subject to sales, turnover, value added or equivalent taxes, the Party receiving the invoice for such supplies or services shall pay such tax in addition to the amounts agreed under this Agreement.

12.	Auditing
12.1	Roche Right to Audit

Dermira shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all payment obligations of Dermira under this Agreement. Such books of accounts shall be kept at their principal place of business.

At the expense of Roche, Roche has the right to appoint one of the major public accountant firms to perform, on behalf of Roche an audit of such books and records of Dermira and its Affiliates, and Sublicensees, that are deemed necessary by the appointed major public accountant firm to report on the correctness of Net Sales of Product, royalty calculations, the calculation of the financial consideration for Dermira sales in the Roche Retained Field and any other financial report or payment obligations under this Agreement for the period or periods requested by Roche.

Upon timely request and at least [*****] ([*****]) Business Days prior written notice from Roche, such audit shall be conducted in the countries specifically requested by Roche, during regular business hours in such a manner as to not unnecessarily interfere with Dermira's normal business activities, and shall be limited to results in the [*****] ([*****]) full Calendar Years prior to audit notification.

Such audit shall not be performed more frequently than [*****] per [*****] nor more frequently than [*****] with respect to records or countries covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying financial reports or payment obligations under this Agreement, shall be treated as Dermira’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than [*****] after completion of an audit hereof, if an audit has been requested; nor more than [*****] from the end of the Calendar Year to which each shall pertain; nor more than [*****] after the date of termination of this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2	Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The final audit report shall be shared with Dermira at the same time it is shared with Roche.

12.3	Over-or Underpayment

If the audit reveals an overpayment, Roche shall reimburse Dermira for the amount of the overpayment within [*****] ([*****]) days. If the audit reveals an underpayment, Dermira shall reimburse Roche for the amount of the underpayment within [*****] ([*****]) days. Dermira shall pay for the audit costs if the underpayment of Dermira exceeds [*****] percent ([*****]%) of the aggregate amount owed subject of the audit. Section 10.3 shall apply to this Section 12.3.

13.	Intellectual Property
13.1	Ownership of Inventions and Know-How

Dermira shall solely own all Dermira Inventions and all Dermira Know-How. Roche shall solely own all Roche Inventions and all Roche Know-How including Licensed Know-how. The Parties shall jointly own any Joint Inventions and Joint Know-How. Such ownership rights of each Party in Joint Inventions and Joint Know-How include the right to license and sublicense, and to freely exploit, transfer or encumber its ownership interest, without the consent of, payment to, or obligation to account to, the other Party.  Each Party hereby waives any right it may have under the laws of any jurisdiction to require such payment, accounting, or consent with respect to Joint Invention(s) and Patent Rights in Joint Invention(s). Dermira and Roche each shall require all of its employees and contractors to assign all Inventions related to Compounds, Modified Compounds, or Products made by them to Roche and Dermira, as the case may be.  The determination of inventorship for Inventions shall be in accordance with US inventorship laws.

Except as specifically set forth herein, this Agreement shall not be construed as (i) giving any of the Parties any license, right, title, interest in or ownership to the Confidential Information; (ii) granting any license or right under any intellectual property rights; or (iii) representing any commitment by either Party to enter into any additional agreement, by implication or otherwise.

13.2	Trademarks and INN
13.2.1	In General

Subject to the terms and conditions of this Agreement, Dermira shall have the right to determine the trademark(s) for the Product outside of the Roche Retailed Field, Roche shall have the same right with regard to Product in the Roche Retained Field, and Dermira shall own all trademarks used on or in connection with Product in the Territory, and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all trademarks used on or in connection with Product in the Territory; provided, however, that all external costs incurred by or on behalf of Dermira or its Affiliates or Sublicensees with respect to trademarks for the Product in the Roche Retained Field shall be reimbursed by Roche with a mark-up of [*****] percent ([*****]%).

Each Party shall use the respective Product trademarks in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations as reasonably necessary to maintain the validity and enforceability of the Product trademarks.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Neither Party shall use the Housemark(s) of the other Party for any purposes, absent express, written agreement from the other Party.

13.2.2	Separate Brands for the Roche Retained Field, including sales tracking

Within [*****] ([*****]) months after the database lock of the ongoing IPF Study, the Parties shall convene and establish a robust concept that allows tracking of Net Sales during the Agreement Term apportioned by (i) Net Sales of Product used in the Roche Retained Field and (ii) Net Sales of Product used in all other indications. The Parties shall then also define the content of the quarterly reporting from Dermira to Roche regarding Net Sales of Product used in the Roche Retained Field. The concept shall be based on the following principles:

Dermira shall [*****] establish one or more trademarks for the sale of Product in the Roche Retained Field (the “Roche Retained Field Trademark(s)”) and one or more separate trademarks for sale in all other indications (the “Trademark(s) For Other Indications”). Dermira shall ensure that the Roche Retained Field Trademark(s) are sufficiently separate from the Trademark(s) For Other Indications.

In countries in which a Roche Retained Field Trademark has been established, the calculation of Net Sales shall be based on the following principles:

(a)	Net Sales in the Roche Retained Field shall be equal to the Net Sales of the Product that was sold under the Roche Retained Field Trademark(s);
(b)	Net Sales outside the Roche Retained Field shall be equal to the Net Sales of the Product that was sold under the Trademark(s) For Other Indications; and
(c)

Notwithstanding the above, if in a certain country (i) the net price in the Roche Retained Field is higher than the net price outside the Roche Retained Field or (ii) other indicators demonstrate a potential misallocation of sales, then Roche can complete a plausibility check based on prescription data. If the plausibility check indicates that Net Sales in the Roche Retained Field based on prescription data are higher than the Net Sales in the Roche Retained Field based on brand data by a certain percentage (the “Predefined Percentage”), then, [*****] Roche is entitled to switch the calculation basis for that country to prescription data (the “Switch”). Within the [*****] ([*****]) months after the database lock of the ongoing IPF Study, the Parties shall agree on the percentage-amount to be used as Predefined Percentage and can agree on additional mechanisms for corrective actions or compensation. For the countries listed in the “Country”-column of Appendix 13.2.2, the plausibility check shall be performed by using the respective data as listed in the “Prescription Data”-column of Appendix 13.2.2.

In countries in which, [*****], a sufficiently separate trademark for the Roche Retained Field has not yet been established or cannot be established for reasons outside of Dermira’s control, the calculation of Net Sales shall be based on the following principles:

(a)

On a country-by-country basis the Parties shall assess whether reliable prescription data are available for such country. For each country for which reliable prescription data are available, the Parties shall then agree upon a method for tracking the use of the Product in the Roche Retained Field on the one hand and in all other indications on the other hand using prescription data. In particular, such method will consider (i) the time from Dermira recognizing Net Sales for Product until such Product is prescribed and the prescription data for such Product get

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

published, (ii) adjustments to account for biases in the sample of prescription data (iii) whether a different method is warranted during the first three Calendar Quarters after First Commercial Sale (in any indication in the Field, including the Roche Retained Field), and (iv) how to deal with unallocated prescriptions;

(b)

Should the Parties not be able to agree upon the prescription data to be used for one of the countries listed in the “Country”-column of Appendix 13.2.2, the use of the Product shall be tracked using the respective data as listed in the “Prescription Data”-column of Appendix 13.2.2;

(c)

Net Sales in the Roche Retained Field shall be calculated as Net Sales of the Product multiplied with the proportion of (i) units of Product used in the Roche Retained Field to (ii) the overall units of Product used, as per the prescription data and the method agreed for such country and

(d)

Net Sales outside the Roche Retained Field shall be calculated as Net Sales of the Product multiplied with the proportion of (i) units of Product used outside the Roche Retained Field to (ii) the overall units of Product used, as per the prescription data and the method agreed for such country.

For countries in which, [*****], a sufficiently separate trademark for the Roche Retained Field has not yet been established or cannot be established for reasons outside of Dermira’s control, and reliable prescription data are not available on reasonable terms, the Parties shall agree upon an extrapolation method for calculating the Net Sales of the Product in the Roche Retained Field. Such extrapolation method shall be based on the proportion of (i) Net Sales in the Roche Retained Field to (ii) total Net Sales of selected countries in which a Roche Retained Field Trademark has been established or Net Sales are calculated based on reliable prescription data.

The [*****] shall [*****] the external costs of applying the above processes (in particular, costs for obtaining prescription data from Third Parties).

13.3	Handling of Roche Patent Rights including Licensed Compound Patent Rights
(a)

Roche shall, at its own expense and discretion, (i) Handle all Roche Patent Rights including Licensed Compound Patent Rights and, (ii) inform Dermira as to the Handling of Licensed Compound Patent Rights, and Roche shall [*****] and in view of applicable national patent laws and practice divide the claimed subject matter of the Non-Compound Patent Right disclosed by [*****] during national phase prosecution so that a corresponding national phase patent application becomes a Licensed Compound Patent Right and added to Appendix 1.57 in accordance with Section 13.4 and will use [*****] to divide the claimed subject matter of New Compound Patents (defined below) such that they are Handled in the same manner.

(b)

Transfer of Handling. If Roche elects not to Handle any Patents within the Licensed Compound Patent Rights, in any country, Roche shall provide at least [*****] ([*****]) days written notice to Dermira. Thereafter, Dermira may undertake at its sole expense and in its sole discretion, the Handling of such patents. Dermira shall inform Roche as to the Handling of such Licensed Compound Patent Rights, and if Dermira elects to discontinue Handling of any such Licensed Compound Patent Rights, Dermira shall provide at least [*****] ([*****]) days written notice to Roche and Roche may undertake at its sole expense and its sole discretion, the Handling

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of such Licensed Compound Patent Rights. For purposes of this Agreement, such Patents continue to be included in the Licensed Compound Patent Rights.
13.4	Roche Disclosure of New Compound Patents

If, after the Effective Date and during the Agreement Term, an invention is conceived of or reduced to practice by or on behalf of Roche that arises from the research, Manufacture, development or commercialization of the Compound, whether under this Agreement or otherwise, and Roche Controls and intends to pursue Patent Rights which include at least one claim that recites the Compound with respect to such invention (“New Compound Patent”), then Roche shall notify Dermira of such New Compound Patent in writing.  If the claims in such New Compound Patent [*****], then such New Compound Patent shall [*****] be included in the Licensed Compound Patent Rights and added to Appendix 1.57.  If the claims in such New Compound Patent [*****], then the Parties shall discuss [*****] whether such New Compound Patent should be included as a Licensed Compound Patent Right, provided that if such New Compound Patent is not included as a Licensed Compound Patent Right, then it shall be included as a Non-Compound Patent Right and added to Appendix 1.62.

13.5	Handling of Patent Rights Claiming Dermira Inventions and Joint Patent Rights

Dermira shall, at its own expense and discretion, Handle all Dermira Patent Rights and Joint Patent Rights. Dermira shall inform Roche as to the Handling of all Joint Patent Rights.

Should Dermira decide that it does not desire to Handle a patent or patent application that claims a Dermira Invention or Joint Invention that is conceived or reduced to practice as a result of its activities under the Agreement, it shall provide at least [*****] ([*****]) days written notice to Roche.  Thereafter, Roche may undertake at its sole expense and its sole discretion, the Handling of such Patent Rights.

13.6	Infringement

Each Party shall promptly provide written notice to the other Party during the term of this Agreement of any (i) known infringement or suspected infringement by a Third Party of any Licensed Compound Patent Rights, or (ii) known or suspected unauthorized use or misappropriation by a Third Party of any Licensed Know-how, and shall provide the other Party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within [*****] ([*****]) days after Dermira provides or receives such written notice (“Decision Period”), Dermira, [*****], shall decide whether or not to initiate such suit or action in the Territory and shall notify Roche in writing of its decision in writing (“Suit Notice”).

If Dermira decides to bring a suit or take action, once Dermira provides Suit Notice, Dermira may immediately commence such suit or take such action. In the event that Dermira (i) does not in writing advise Roche within the Decision Period that Dermira will commence suit or take action, or (ii) fails to commence suit or take action within [*****] after providing Suit Notice, Roche shall thereafter have the right to commence suit or take action in the Territory and shall provide written notice to Dermira of any such suit commenced or action taken by Roche.

Upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or communications filed in such suit or action. The Initiating Party shall [*****] to select counsel for any such suit or action.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees and court costs. Any damages, settlement fees or other consideration received as a result of such suit or action shall be allocated as follows:

(a)	First, to reimburse the Initiating Party for its costs and, if any remains, to the other Party for any advisory counsel fees and costs; and
(b)	Second, the balance, if any, shall be allocated [*****] percent ([*****]%) to the Initiating Party, and [*****] percent ([*****]%) to the other Party.

If the Initiating Party believes it is [*****] to obtain an effective remedy, upon written request the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party’s written request, the other Party shall offer [*****] assistance to the Initiating Party in connection therewith [*****] to the Initiating Party [*****]. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

The Initiating Party may settle, consent judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patent Rights). If a Settlement [*****] adversely affect the other Party, then the written consent of the other Party would be required, [*****].

For any Patent Right within the Roche Patent Rights that is not a Licensed Compound Patent Right, Roche, [*****], shall decide whether or not to initiate such suit or action in the Territory. Roche shall have [*****] discretion as to how it wishes to handle such suit and may reach Settlement and retain all damages, settlement fees or other consideration under any terms and conditions it desires and retain whatever. Only if a Settlement [*****] adversely affect Dermira shall the written consent of Dermira be required, [*****].

13.7	Defense

If an action for infringement is commenced against either Party, its licensees or its sublicensees related to the discovery, development, Manufacture, use or sale of the Product, then: (a) to the extent such alleged infringement arises from activity outside the Roche Retained Field (or, after the occurrence of the Roche Reversion, in any field), then Dermira shall defend such action at [*****] expense, and Roche shall assist and cooperate with Dermira, at [*****] expense, to the extent necessary in the defense of such suit; and (b) to the extent such alleged infringement arises from activity related to the Roche Retained Field, including sales by or on behalf of Dermira, its Affiliates or Sublicensees in the Roche Retained Field, then Roche shall defend such action at [*****] expense, and Dermira shall assist and cooperate with Roche, at [*****] expense, to the extent necessary in the defense of such suit. The Party defending such suit in accordance with the previous sentence (the “Defending Party”) shall have the right to settle the suit or consent to an adverse judgment thereto, [*****] so long as such settlement or adverse judgment does not adversely affect the rights of the other Party and its Affiliates (including any Patent Rights Controlled by any of them). The payment of any award for damages or any amount due pursuant to any settlement entered into with such Third Party shall be paid by each Party to the extent the underlying suit arose from such Party’s activities subject to any applicable obligations under Section 15.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If the Manufacture, use, importation, offer for sale or sale of any Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement or trade secret misappropriation against Roche, then such Party shall promptly notify the other Party hereto. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

If a Third Party asserts that Patent Rights owned by or licensed to it are infringed by the development, Manufacture, use, importation, offer for sale or sale of Product, or that its trade secrets were misappropriated in connection with such activity, then Dermira shall have the [*****] right and responsibility to resolve any such claim, whether by obtaining a license from such Third Party, by defending against such Third Party’s claims or otherwise, and shall be [*****] responsible for the defense of any such action, [*****] costs incurred in connection with such action (including, without limitation, attorneys’ and expert fees) and [*****] liabilities incurred in connection therewith; provided, however, that if any such costs are incurred in connection with the Roche Retained Field, then such costs shall be deemed [*****] allocable to sales of Products in the Roche Retained Field for purposes of determining amounts owed to Roche for such sales in accordance with Section 9.5. Notwithstanding the above, Dermira shall not enter into any settlement of any such claim without the prior written consent of Roche if such settlement would require Roche to be subject to an injunction or to make any monetary payment to Dermira or any Third Party, or admit any wrongful conduct by Roche or its Affiliates, or would limit or restrict the claims of or admit any invalidity and/or unenforceability of any of the Patent Rights Controlled by Roche, or have any impact on activities outside the Field.

13.8	Common Interest Disclosures

With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Development Program and/or Compounds and/or Product, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the Development Program and/or Compounds and/or Product. Accordingly, the Parties agree that all such information and materials obtained by Dermira and Roche from each other will be used by the receiving Party solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

13.9	Hatch-Waxman

Notwithstanding anything herein to the contrary, should a Party receive a certification for the Product pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, known as the Hatch-Waxman Act), as amended, or its equivalent in a country other than the US, then such Party shall immediately provide the other Party with a copy of such certification. Roche shall have [*****] ([*****]) days from date on which it receives or provides a copy of such certification to provide written notice to Dermira (“H-W Suit Notice”) whether Roche will bring suit, at its expense, within a [*****] ([*****]) day period from the date of such certification.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Should such [*****] ([*****]) day period expire without Roche bringing suit or providing such H-W Suit Notice, then Dermira shall be free to immediately bring suit in its name.

13.10	Biosimilar or interchangeable biological products

Notwithstanding anything herein to the contrary, within [*****] ([*****]) years after the approval of the Product that has been licensed in the US as a biological product under 42 USC §262(a), and as may be needed from time to time thereafter, the Parties shall consult as to potential strategies with respect to unexpired US Patent Rights that Cover the Product.  Specifically, in anticipation of a receipt by the Product’s reference product sponsor (“Reference Product Sponsor”) of a biosimilar or interchangeable product application pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to each such US Patent Right in the procedural steps set forth under 42 USC §262(l), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

13.11	Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”).  If Dermira decides to file a BLA before the date of the occurrence of the Roche Reversion, then Dermira shall notify Roche in writing, and regardless of whether a BLA is first filed in the U.S. within or outside of the Roche Retained Field, patent term extension shall be sought for U.S. Patent No. [*****], provided that if a Party desires otherwise, the Parties shall discuss in good faith an appropriate strategy for seeking Patent Term Extensions, including the likely impact of such Patent Term Extension on the profits arising from sales of Products within and outside the Roche Retained Field.  After the date of the occurrence of the Roche Reversion, Dermira shall have the sole right to determine which patent(s) should be the subject of Patent Term Extensions. Subject to the foregoing, each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such Patent Term Extensions, including, as applicable, designating the other Party as its agent for such purpose as provided in 35 U.S.C. Section 156. All filings for such Patent Term Extensions shall be made by the owner of the patent in question; provided, that in the event that a Party elects not to file for a Patent Term Extension, such Party shall (a) promptly inform the other Party of its intention not to file and (b) grant the other Party the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Licensed Compound Patent Rights.

13.12	No Challenge

The Parties acknowledge and agree that Roche may terminate the Agreement at Roche’s discretion (but taking into account Dermira’s fulfillment of its obligations under this Agreement), in the event Dermira, its Affiliate or a Sublicensee challenges, or knowingly participates with or assists a Third Party (except as required by Applicable Law) to challenge the validity, enforceability, patentability and/or scope of any claim within the Licensed Compound Patent Rights in a court or patent office or other governmental agency; provided that, if Dermira acquires (or otherwise becomes an Affiliate of) a company that has challenged, directly or indirectly, individually or in association with another person or entity, the validity, enforceability or scope of any Licensed Compound Patent Rights, Dermira shall have [*****] ([*****]) days from the date of such acquisition to terminate such challenge to such Licensed Compound Patent Rights before

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Roche’s rights under this Section 13.12 become effective. In the event of termination by Roche pursuant to this section, any royalty or other payment owed to Roche prior to such termination shall be [*****].

14.	Representations and Warranties
14.1	Mutual Representations and Warranties

Each Party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

14.2	Roche Representations, Warranties and Covenants

Roche represents and warrants as of the Effective Date and covenants to Dermira (only where applicable) that:

(a)	Roche has not received written notice from any Third Party claiming that the use or sale of Compound or Product infringes any Patent Right of any Third Party;
(b)	Roche is not a party to any legal action, suit or proceeding in a court of law relating to Compound or Product;
(c)	Roche has the full right, power and authority to grant all of the right, title and interest in the licenses, sub-licenses and other rights granted to Dermira under this Agreement;
(d)

all of Roche’s activities related to its use of the Licensed Compound Patent Rights and Licensed Know-how, and the research, development, Manufacturing and Promotion of the Compound and/or Product, pursuant to Sections 2.5, 5.3 and 8.3 of this Agreement, shall comply with all Applicable Laws;

(e)

Roche has Control of all the Licensed Compound Patent Rights listed on Appendix 1.57 and the Non-Compound Patent Rights listed on Appendix 1.62 and the filings and correspondence with any Regulatory Authority with respect to the Compound or Product that are set forth in the Appendices 1.58 and 2.4.1;

(f)	[*****] Roche has Control of all the Licensed Know-how [*****];
(g)

[*****] Appendices 1.57 and 1.62 list all Patent Rights that Roche Controls as of the Effective Date that claim the composition, formulation, or use of Drug Substance or Drug Product as they exist on the Effective Date;

(h)

[*****] the Appendices 1.55 and 2.4.1 list all the material Know-How specifically directed to the Compound that is Controlled by Roche and that is reasonably necessary for Dermira to exercise its rights under this Agreement;

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)

[*****] Roche has the capacity to Manufacture the Drug Substance and Drug Product in accordance with Section 6, and there is no reason that the Manufacturing process for the Drug Substance will not be approved by the FDA for commercial use;

(j)

it shall not at any time after the Execution Date or during the Agreement Term, (a) take any action, or fail to take any action, that would result in it losing Control of any Licensed Compound Patent Rights without Dermira’s prior written permission or any Licensed Know-how, (b) engage in any activities using the Compound, Roche Modified Compound, Joint Modified Compound or Product that to the knowledge of Roche use any Dermira Patent Rights or Dermira Know-How for any purposes other than those purposes expressly permitted under this Agreement, including in Sections 2.5.1, 2.6.2, 5.3, 8.3 and 18.3; or (c) grant any license under the Roche Patent Rights or Roche Know-How to sell, or offer for sale the Compound.

14.3	Dermira Representations and Warranties

Dermira represents and warrants as of the Effective Date and covenants that:

(a)

it shall not engage in any activities using the Compound, Dermira Modified Compound, Joint Modified Compound or Product that [*****] use the Roche Patent Rights and/or Roche Know-How in a manner that is outside the scope of the license rights granted to it hereunder, and

(b)

all of its activities related to its use of the Roche Patent Rights and Roche Know-How, and the research, development and commercialization of the Compound, Dermira Modified Compound, Joint Modified Compound and/or Product, pursuant to this Agreement shall comply with all Applicable Laws.

14.4	Limitations

Except as provided in Section 14.2, Roche makes no representation or warranty that all intellectual property rights necessary for Dermira to make, have made, use, sell, offer for sale and import the Compound or the Product in the Territory have been granted to Dermira under Section 2. Roche did not perform an exhaustive and final search for Third Party Patent Rights or an evaluation thereof for Compounds and/or technologies relevant under this Agreement. Roche will not keep Dermira updated about further searches or analyses of Third Party Patent Rights nor will it keep Dermira updated about any further developments of any Third Party rights or steps taken or intended to be taken by Roche with regard to such Third Party rights.

14.5	Disclaimer

Except as expressly set forth herein and elsewhere in this Agreement, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.	Indemnification
15.1	Roche Indemnification

Roche shall indemnify, hold harmless Dermira, Dermira’s Affiliates and its and their officers, directors, employees, consultants and agents ("Dermira Indemnitees") from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Indemnified Losses”), to which any such Dermira Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise out of (i) the breach by Roche of any obligation, representation, warranty, covenant or agreement made by it under this Agreement, (ii) the development, manufacture, promotion, of the Product in or for the Roche Retained Field, including sale of Product by or on behalf of Dermira, its Affiliates or Sublicensees for use in the Roche Retained Field, (iii) Roche’s exercise of its retained rights under Sections 2.5, 5.3 and 8.3, or (iv) the Manufacture of Compound or Product by or on behalf of Roche, except in each case to the extent such Indemnified Losses result from the negligence or willful misconduct of any Dermira Indemnitee (including without limitation any item subject to indemnification by Dermira under Section 15.2).

15.2	Dermira Indemnification

Dermira shall indemnify, hold harmless Roche, Roche’s Affiliates and its and their officers, directors, employees, consultants and agents ("Roche Indemnitees") from and against any and all Indemnified Losses, to which any such Roche Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise out of (i) the breach by Dermira of any representation, warranty, covenant or agreement made by it under this Agreement, or (ii) the development, Manufacture, use, handling, storage, sale or other disposition of the Compound and/or any Product by Dermira or any of its Affiliates or Partners (including but not limited to (1) Product liability claims and (2) infringement of Third Party patents, except to the extent such Indemnified Losses result from the negligence or willful misconduct of any Roche Indemnitee (including without limitation any item subject to indemnification by Roche under Section 15.1).

15.3	Control of Defense

In the event an Dermira Indemnitee or Roche Indemnitee (as the case may be) seeks indemnification under Section 15.1 or 15.2, it shall inform the other party (the “Indemnifying Party”) of a claim [*****] after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim, provided that the Indemnifying Party shall not settle any such claim without the prior written consent of any affected Roche Indemnitee or Dermira Indemnitee (as the case may be), if such settlement contains any admission of fault of such Dermira Indemnitee or Roche Indemnitee (as the case may be).

16.	Liability
16.1	Limitations

In no event shall either Dermira or Roche be liable for indirect damages (indirekte Schäden/mittelbare Schäden/weitere Schäden als Schäden mit langem Kausalzusammenhang) or consequential damages (Mangelfolgeschäden und Schäden, die sich aus einem direkten Schaden ergeben) including lost profit (entgangener Gewinn) arising out of this Agreement based

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

on contract, tort or any other legal theory, except to the extent such damages or lost profit are due to the gross negligence or willful misconduct of the other Party. The foregoing limitations shall not limit the indemnification obligation of such Party under the provisions of Sections 15.1 and 15.2 for such damages claimed by a Third Party.

16.2	Dermira Liability Insurance

Dermira shall maintain, at its own cost, the following insurance coverages:

16.2.1

Commencing as of the Effective Date, and during the Agreement Term, Dermira shall obtain and maintain on an ongoing basis, commercial general liability insurance, including contractual liability and products liability insurance, in the minimum amount of US$ [*****] (US $[*****]) per occurrence, combined single limit for bodily injury and property damage liability, to increasing to US$ [*****] (US$ [*****]) per occurrence, combined single limit for bodily injury and property damage liability upon the First Commercial Sale.

16.2.2	Dermira shall maintain statutory workers’ compensation limits and employers liability limits shall be at a minimum amount of US$ [*****] (US$ [*****]).
16.2.3

Dermira shall have and maintain clinical trial liability insurance covering the development (including for Dermira’s development in the Roche Retained Field after occurrence of the Roche Reversion), Manufacture (after receipt by Dermira of the Drug Substance Transfer Notice or the Drug Product Transfer Notice, as the case may be), use and sale (including for Dermira’s promotion in the Roche Retained Field after occurrence of the Roche Reversion) of Products with a minimum combined single limit per occurrence of US$ [*****] (US$ [*****]) for any period during which Dermira (or any Sublicensees) is conducting a clinical trial.  This insurance shall be primary insurance.

16.2.4	Policy limits set forth in the first paragraph of this Section above may be met with a combination of primary, umbrella or excess insurance.
16.2.5	Additional Requirements

All such insurance coverage shall be primary insurance with respect to Dermira’s own participation under this Agreement, and shall be maintained with an insurance company or companies having an A.M. Best’s rating of [*****] or better.

Dermira shall name Roche as an additional insured by endorsement under its commercial general liability and products liability insurance policies.

The insurance policies shall be under an occurrence form, but if only a claims-made form is reasonably available to Dermira, then in such a case, Dermira shall maintain the insurance coverage for at least [*****] ([*****]) years following completing performance of its obligations under this Agreement.

Upon [*****] ([*****]) days after the Effective Date, Dermira shall provide to Roche its certificates of insurance evidencing the insurance coverage set forth in this Section.  Dermira shall provide to Roche at least [*****] ([*****]) days prior written notice of any cancellation, nonrenewal or material change in any of the insurance coverage.  Dermira shall, upon receipt of written request from Roche, provide renewal certificates to Roche for as long as Dermira is required to maintain insurance coverage hereunder.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.	Obligation Not to Disclose Confidential Information
17.1	Non-Use and Non-Disclosure

During the Agreement Term and for [*****] ([*****]) years thereafter, a party receiving Confidential Information (“Receiving Party”) shall (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, unless permitted to do so by the Disclosing Party with the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations under this Agreement.

17.2	Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 17.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, patent rights, publications, and certain commercial considerations.

17.3	Press Releases

Dermira may issue a press release announcing the existence and selected key terms of this Agreement, in a form substantially similar to the template attached as Appendix 17.3.

For other press releases related to the activities concerning this Agreement that disclose information other than set forth on Appendix 17.3 by Dermira during the Agreement Term, Dermira shall provide Roche with a copy of any draft press release at least [*****] prior to its intended publication for Roche's review. Roche may provide Dermira with suggested modification to the draft press release. Dermira shall consider Roche’s suggestions prior to issuing its press release.

Roche shall only issue press releases related to the activities contemplated by this Agreement that have either (i) been approved by Dermira or (ii) are required to be issued by Roche as a matter of law and Roche has a competent legal opinion to that effect. In all circumstances, Roche shall provide Dermira with a draft press release at least [*****] prior to its intended publication for Dermira's review. During such period, Dermira shall (i) approve the draft press release and permit Roche to issue the press release, (ii) contact Roche to discuss modification to the draft press release, or (iii) contact Roche and disapprove the press release. If Dermira asks for modification, then Roche shall either make such modification or work with Dermira to arrive at a press release that Dermira approves. If Roche issues a press release without Dermira's approval, then Roche must obtain a competent legal opinion that the release was required to be issued by Roche as a matter of law.

17.4	Publications
17.4.1

During the Term of this Agreement, the following restrictions shall apply with respect to disclosure by a Party of the other Party’s Confidential Information relating to the Product in any publication or presentation:

(a)

A Party ("Publishing Party") shall provide the other Party with a copy of any proposed publication or presentation that contains such other Party’s Confidential Information at least [*****] ([*****]) days (or at least [*****] days in the case of oral presentations or conference abstracts) prior to submission for publication so as to provide such other Party with an opportunity to [*****] any changes [*****] are necessary to continue to maintain the confidentiality of such other Party’s Confidential Information in accordance with the requirements of this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The incorporation of such recommended changes shall not be [*****] refused by such Publishing Party; and if such other Party notifies ("Publishing Notice") the Publishing Party in writing, within [*****] ([*****]) days after receipt of the copy of the proposed publication or presentation (or at least [*****] ([*****]) days in the case of oral presentations), that such publication or presentation in its [*****] judgment (i) contains an invention, solely or jointly conceived and/or reduced to practice by the other Party, for which the other Party [*****] desires to obtain patent protection or (ii) [*****] to have a [*****] effect on the commercial value of any Confidential Information disclosed by the other Party to the Publishing Party, the Publishing Party shall prevent such publication or delay such publication for a [*****] period of time. In the case of inventions, a delay shall be for a period [*****] to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [*****] ([*****]) days from the date of the Publishing Notice.

(b)

Until the occurrence of the Roche Reversion, Dermira shall not make any public disclosure of any data or information specifically directed to the Compound in the Roche Retained Field until Roche provides its written consent, [*****].

17.4.2

Roche shall not make any public disclosure of any data or information specifically directed to the Compound, alone or in comparison with another compound, outside the Roche Retained Rights in Section 2.5, other than the research or human clinical trials for which Dermira has provided written consent in accordance with the terms of Section 2.5.1, or outside the Roche Retained Field until Dermira provides its written consent, [*****]. For clarity, subject to Section 17.4.2(a), no such written consent shall be required for any public disclosure of data or information in the Roche Retained Rights in Section 2.5, other than the research or human clinical trials for which Dermira has provided written consent in accordance with the terms of Section 2.5.1 or in the Roche Retained Field.

17.5	Commercial Considerations

Nothing in this Agreement shall prevent Dermira or its Affiliates from disclosing Confidential Information of Roche to (i) governmental agencies to the extent required or desirable to secure government approval for the development, Manufacture or sale of Product in the Territory, (ii) Third Parties acting on behalf of Dermira, to the extent [*****] for the development, Manufacture or sale of Product in the Territory, (iii) Third Parties to the extent [*****] to market the Product in the Territory, (iv) Third Parties with which Dermira is considering a potential transaction related to this Agreement who have a need to see the Agreement (including each of Dermira’s and such Third Party’s accounting, financial, legal or tax advisors associated with such potential transaction) provided that such disclosure shall be limited to the terms such Third Party has requested to review in order to proceed with the potential transaction and that are [*****] for the purposes of proceeding with such potential transaction and is under terms of confidentiality that are consistent with those contained in this Agreement, (v) consultants and advisors subject to terms of confidentiality that are consistent with those contained in this Agreement, or (vi) Dermira’s  employees, officers, members of its board of directors, and its accounting, legal or tax advisors.

The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, IFRS or GAAP, to defend or prosecute litigation or to comply with governmental regulations or applicable regulations of a stock exchange, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and, [*****], takes [*****] actions to minimize the degree of such disclosure. No notice shall be required under Section 17 if and to the extent that the specific information contained in the proposed disclosure

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

has previously been included in any previous disclosure made by either Party hereunder pursuant to Section 17, or is otherwise approved in advance in writing by the other Party.

18.	Term and Termination
18.1	Commencement and Term

Other than with respect to Sections 17, 21.1, 21.2, 21.3 and 22, which shall commence on the Execution Date, this Agreement shall commence on the Effective Date and continue for the Agreement Term.

18.2	Termination
18.2.1	Termination for Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of [*****] ([*****]) days after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party and after delivery of such notification the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 21.2. Upon a determination of breach or failure to cure, the Breaching Party shall have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then the Non-Breaching Party shall either withdraw its request for termination or within [*****] ([*****]) days after the expiration of the Peremptory Notice Period terminate this Agreement with immediate effect.

18.2.2	Termination in case of an Insolvency Event

A Party shall have the right to terminate this Agreement in its entirety, if the other Party incurs or undergoes an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to such involuntary bankruptcy or such proceeding is not dismissed within [*****] ([*****]) days after the filing thereof. Upon an Insolvency Event the Party not incurring the Insolvency Event shall have the right to terminate this Agreement within [*****] ([*****]) days of the Insolvency Event of the other Party.

18.2.3	Termination by Dermira without a Cause

Dermira shall have the right to terminate this Agreement at any time, on a country-by-country basis upon six (6) months prior written notice before First Commercial Sale of the Product or upon nine (9) months prior written notice after the First Commercial Sale of the Product. The effective date of termination under this Section shall be the date six (6) months (or nine (9) months as the case may be) after Dermira provides such written notice to Roche.

18.2.4	Termination for Failure to Receive HSR Approval

If HSR Approval is not received by the Outside Date, then either Party shall have the right to terminate this Agreement upon written notice to the other Party.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.3	Consequences of Termination
18.3.1	Termination by Dermira for Breach by Roche or Roche Insolvency

Upon breach by Roche or Roche’s Insolvency, Dermira shall have the right to terminate this Agreement in accordance with Section 18.2.1 or Section 18.2.2, as applicable. If Dermira does not practice its aforementioned right to terminate, then Dermira may retain the rights and licenses granted by Roche under this Agreement; provided, however, that Dermira shall have the right to offset amounts that are mutually agreed to by the Parties (including as a result of a settlement of such breach of Insolvency) or any amounts for judgments awarded to Dermira in accordance with Section 21.3 against amounts otherwise payable to Roche under this Agreement.

18.3.2	Termination by Dermira without Cause, Termination by Roche for Breach by Dermira or Dermira Insolvency

Upon termination by Dermira without cause in accordance with Section 18.2.3, Termination by Roche for breach by Dermira in accordance with Section 18.2.1 or Roche’s termination due to Dermira incurring an Insolvency Event in accordance with Section 18.2.2, the rights and licenses granted by Roche to Dermira under this Agreement shall terminate in their entirety or on a country-by-country basis, as applicable, on the effective date of such termination.

If Roche desires to continue development and/or commercialization of Product(s), Roche shall deliver a Continuation Election Notice (in accordance with the definition described therein) to Dermira within [*****] ([*****]) days of receipt of Dermira’s notice of termination without cause under Section 18.2.3. If Dermira receives such a timely Continuation Election Notice, and to the extent reasonably requested by Roche:

(a)

After the date of notice of termination Dermira shall, to the extent Dermira has the right to do so and Controlled by Dermira, transfer to Roche all regulatory filings and approvals, all final nonclinical and clinical study reports and clinical study protocols, Trademarks, Know-How, including Dermira Know-How, and a copy of all clinical data generated under this Agreement, including materials and information, in Dermira’s possession and Control related to Compound(s), Modified Compound(s), or Product(s) ([*****]) in the country necessary for Roche to continue to develop and commercialize the Product(s);

(b)	Dermira shall assign all clinical trial, manufacturing and supply agreements that are assignable to Roche by Dermira, [*****];
(c)

Roche shall, upon transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, Manufacture or sale of Product(s) in the country; (ii) Third Parties acting on behalf of Roche, its Affiliates or licensees for the development, Manufacture, or sale of Product(s) in the country, or (iii) Third Parties to the extent reasonably necessary to market Product(s) in the country; and

(d)

Roche shall have a fully paid-up, royalty-free, worldwide, non-exclusive, sublicensable, transferable license under the Dermira Patent Rights and Dermira Know-How, including Dermira’s interest in the Joint Know-How to allow Roche, its Affiliates or licensees to research, develop, Manufacture, have Manufactured, use, offer to sell, sell, promote, export and import the applicable Compounds, Modified Compounds, and Product(s) in the applicable country(ies).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.3.3	Direct License

Irrespective of anything to the contrary in this Agreement, any then-existing sublicense granted by Dermira to a Partner under Section 2.2 of this Agreement (and any further sublicenses thereunder) shall, upon the written request of Dermira within [*****] ([*****]) days following the effective of termination, remain in full force and effect, provided that (i) such Partner is not then in breach of its Partner Agreement (and, in the case of termination by Roche for breach by Dermira, that such Partner did not cause the breach that gave rise to the termination by Roche); and (ii) and such Partner agrees to be bound to Roche under the terms and conditions of such sublicense agreement.

18.3.4	Other Obligations
18.3.4.1	Obligations Related to Ongoing Activities

If Roche does not provide timely Continuation Election Notice, then Dermira (a) shall have the right to cancel all cancellable ongoing obligations and (b) shall complete all non-cancellable obligations at [*****] expense.

If Roche provides such timely Continuation Election Notice, then from the date of notice of termination until the effective date of termination, Dermira shall continue activities, including preparatory activities, ongoing as of the date of notice of termination. However, Dermira shall not be obliged to initiate any new activities not ongoing at the date of notice of termination.

After the effective date of termination, Dermira shall not have any obligation to perform and/or complete any activities or to make any payments for performing or completing any activities under this Agreement, except as expressly stated herein.

Notwithstanding the foregoing, in case of termination by Roche under Section 18.2.1 or Section 18.2.2 or by Dermira under Section 18.2.3, upon the request of Roche, Dermira shall complete any studies related to the Product(s) that are being conducted under its IND for the Product(s) and are ongoing as of the effective date of termination; provided, however, that

(i)	both Dermira and Roche [*****] have concluded that completing any such Clinical Studies does not present an unreasonable risk to patient safety;
(ii)	Dermira shall have no obligation to recruit or enroll any additional patients after the date of termination; and
(iii)	Roche agrees to reimburse Dermira for [*****] its development costs that arise after the effective date of termination in completing such studies.
18.3.4.2	Obligations Related to Manufacturing
a)	Clinical Supplies

In the case of termination by Roche according to Section 18.2.1 or Section 18.2.2 or by Dermira under Section 18.2.3, in each case after Manufacture and supply responsibility has been transferred to Dermira according to Section 6.2, if Roche elects to develop the Product(s), upon the request of Roche, Dermira shall transfer all existing and available clinical material to Roche at Dermira’s Fully Burdened Manufacturing Cost, provided however that Dermira shall procure the supply for the ongoing study(ies) until the transfer of the respective study and/or supply has been completed.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	Commercial Supplies

In the case of termination by Roche according to Section 18.2.1 or Section 18.2.2 or by Dermira under Section 18.2.3, in each case after Manufacture and supply responsibility has been transferred to Dermira according to Section 6.2, if the Product is marketed or filed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of Roche, Dermira shall manufacture and supply such Product to Roche after the effective date of the termination of this Agreement at Fully Burdened Manufacturing Costs plus a markup of [*****]%, such mark-up to be [*****] percent ([*****]%) if Dermira has outsourced the entire Manufacturing of the Product to a CMO. Dermira shall use Commercially Reasonable Efforts to transfer the manufacturing and supply [*****] after the effective date of termination.

18.3.4.3	Ancillary Agreements

Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto, including but not limited to the Supply Agreement, if any.

18.3.4.4	Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release either Party from any obligation to pay royalties or make any payments to the other Party that are incurred by such Party as of the effective date of termination. Termination of this Agreement by a Party, for any reason, will release the other Party from any obligation to pay royalties or make any payments to the terminating Party that relate to a period or point in time after the effective date of termination.

18.4	Survival

Section 1 (Definitions), Section 13.1 (Ownership of Inventions); Section 15 (Indemnification), Section 17 (Confidential Information), Section 18 (Term and Termination), Section 21.1 (Governing Law and Jurisdiction) and Section 21.3 (Arbitration) shall survive any expiration or termination of this Agreement for any reason.

19.	Effects of Change of Control

If there is a Change of Control, then the Party experiencing such Change of Control (“Acquired Party”) shall provide written notice to the other Party (“Non-Acquired Party”) at least [*****] ([*****]) days prior to completion of such Change of Control, subject to any confidentiality obligations of the Acquired Party then in effect (but in any event shall notify the Non-Acquired Party within [*****] ([*****]) days after completion of such Change of Control).

Following consummation of the Change of Control, the Non-Acquired Party and the Change of Control Group shall adopt in writing [*****] procedures to prevent the disclosure of any of the Non-Acquired Party’s Know-How, Patent Rights, Inventions, materials or Confidential Information or Joint Know-How, Joint Patent Rights or Joint Inventions (collectively, “Sensitive Information”) beyond the Acquired Party’s personnel who need to know the Sensitive Information solely for the purpose of fulfilling the Acquired Party’s obligations and exercising its rights under this Agreement. The Non-Acquired Party may restrict the Acquired Party’s participation in the JSC and any other committee in effect at the time of the Change of Control only to the extent necessary for the purposes of protecting Sensitive Information.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Roche to Dermira are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code and any similar laws in any other applicable country. Unless Dermira elects to terminate this Agreement, the Parties agree that Dermira, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

21.	Miscellaneous
21.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of [*****], without reference to its conflict of laws principles, and without applicability of the [*****].

21.2	Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall, by written notice (“Escalation Notice”) be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For Dermira:CEO

For Roche:Head of Roche Partnering

21.3	Arbitration

Should the Parties fail to agree within [*****] after such dispute has first arisen, it shall be finally settled by arbitration in accordance with the commercial arbitration rules of [*****] as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. The place of arbitration shall be [*****], [*****]. The language to be used shall be English.

21.3.1	Arbitrators

Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [*****] ([*****]) days of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [*****] ([*****]) days of being requested to do so, the other Party shall request the [*****] to make such appointment.

The arbitrators nominated by the Parties shall, within [*****] ([*****]) days from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the Arbitral Tribunal. Should such procedure not result in an appointment within the [*****] ([*****]) day time limit, either Party shall be free to request the [*****] to appoint the third arbitrator.

Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator.

Any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The arbitrators shall, in rendering any decision hereunder, apply the substantive law set forth in Section 21.1 without regard to conflict of laws provisions. The Parties have agreed that [*****], and in particular [*****], shall not apply to any arbitration under this clause. A request to produce documents by the Parties shall be considered by the Arbitral Tribunal according to [*****].

The language of the arbitration shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

21.3.2	Decisions; Timing of Decisions

The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [*****] ([*****]) months from the date on which the arbitrators were appointed to the dispute.  A transcript of the evidence adduced at the arbitration hearing shall be made and, upon request, shall be made available to each Party.

Notwithstanding the above, in the case of JSC disputes that are not amicably resolved, the arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [*****] ([*****]) months from the date on which the arbitrators were appointed to the dispute.

The time periods set forth in the [*****] Arbitration Rules shall be followed; provided however that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section.

The Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

This arbitration agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party's domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the Arbitral Tribunal shall not preclude any court of competent jurisdiction granting conservatory or interim measures.

In the event that any issue shall arise which is not clearly provided for in this Section 21.3, the matter shall be resolved in accordance with the [*****] Arbitration Rules.

Any arbitration proceeding hereunder shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required by law, neither Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party.  The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding the scope, construction, validity and/or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent Rights in question.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding anything to the contrary in this Agreement, any and all issues regarding a breach or alleged breach of a Party’s obligations under Section 17 (Obligation Not to Disclose Confidential Information) shall be determined in a court of competent jurisdiction under the laws of [*****], with express exclusion of its conflict of laws principles.

21.4	Assignment

Neither Party shall have the right to assign the present Agreement or any part thereof to any Third Party other than Affiliates without the prior written approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed); provided, that, after both the Roche Reversion and First Commercial Sale have occurred, Dermira shall have the right to assign this Agreement without Roche’s prior consent in the context of a merger, acquisition, sale or other transaction involving all or substantially all of Dermira’s assets.

21.5	Debarment

Each Party represents and warrants to the other that such representing and warranting Party and its Affiliates have never been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event a Party or any of its Affiliates receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, then such Party shall immediately notify the other Party in writing and such other Party shall have the right, but not the obligation, to terminate this Agreement, effective, at such other Party’s option, immediately or at a specified future date.

21.6	Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party's prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Xxx legal relationship to Roche under this Agreement shall be that of independent contractor.

21.7	Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

21.8	Waiver

The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.9	Appendices

All Appendices to this Agreement shall form an integral part to this Agreement.

21.10	Entire Understanding

This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral.

21.11	Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

21.12	Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by one Party to the other at the following address or other address as such Party may later provide:

If to Dermira:

Attn:  Dermira Finance

275 Middlefield Road

Suite 150

Menlo Park, California 94025

USA

With a copy to: apinvoice@dermira.com

If to Roche:

F. Hoffmann-La Roche Ltd

Kreditorenbuchhaltung

Grenzacherstrasse 124

4070 Basel

Switzerland

If Dermira sends invoices to Roche, Dermira shall include the name of a Roche contact person on the invoice.

21.13	Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

if to Dermira, to:	Dermira, Inc. Attn: Legal Department 275 Middlefield Road Suite 150 Menlo Park, California 94025 USA Facsimile No.: +1 650-365-3410

and:	King & Spalding, LLP Attn: Tom Duley, Partner 101 Second Street Suite 2300 San Francisco, California 94105 USA Facsimile No.: +1 415-318-1300
if to Roche, to:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department Facsimile No.: +41 61 688 13 96
and:	Genentech, Inc. 1 DNA Way Mail Stop 49 (Building 33) South San Francisco, CA 94080 USA Attn. Corporate Secretary Facsimile No.: +1 650 952 9881

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith

22.	Covenants regarding HSR and Antitrust Laws
22.1

Each of the Parties shall within [*****] ([*****]) Business Days following the Execution Date make all initial filings required under HSR.  In addition, each of the Parties agree to cooperate and to use their respective [*****] efforts to take all actions necessary to cause the waiting period under the HSR to expire or be terminated [*****], including to respond [*****] to any requests for information under HSR from any governmental authority, and to contest and resist any action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent that would restrict, prevent or prohibit the consummation of the transactions contemplated by this Agreement under HSR or any other Antitrust Law. Each Party shall furnish to the other Parties such necessary information and assistance as the other Parties may reasonably request in connection with the preparation of any necessary filings or submissions by it to any such governmental authority. No Party shall consent to any voluntary extension of any statutory deadline or withdraw its notification and report form pursuant to HSR with respect to the transactions contemplated by this Agreement unless the other Party has given its prior written consent to such extension or delay (which consent shall not be unreasonably withheld, conditioned or delayed).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22.2

The Parties agree, except as prohibited or restricted by Applicable Law, to (a) give each other [*****] advance notice of all meetings with any governmental authority relating to HSR or any other Antitrust Laws, (b) give each other an opportunity to participate in each of such meetings, (c) give each other [*****] advance notice of all substantive oral communications with any governmental authority relating to HSR or any other Antitrust Laws, (d) if any governmental authority initiates a substantive oral communication regarding HSR any Antitrust Laws, promptly notify the other Parties of the substance of such communication, (e) provide each other with a [*****] advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a governmental authority regarding HSR or any other Antitrust Laws and (f) provide each other with copies of all written communications from any governmental authority relating to HSR or any other Antitrust Laws. Any disclosures or provision of copies by one Party to another may be made on an outside counsel basis, if appropriate.

22.3

Each of the Parties shall use [*****] efforts to resolve any objections or challenges a governmental authority or private party may have to the transactions contemplated by this Agreement as violating any Antitrust Law so as to permit the Effective Date as soon as practicable and in any event prior to the Outside Date.

22.4

Notwithstanding anything to the contrary in the foregoing, in no event shall (A) Dermira or any of its subsidiaries be required or expected to take any action to effect the sale, divestiture or disposition of Dermira assets or be required to grant rights of any kind to any third party or pay any amount, grant any guarantee or provide any other consideration to any third party or incur additional costs or expenses in order to obtain HSR Approval or any other approval under any Antitrust Law, or (B) Roche be required to or expected to take any action to sell, divest or cause a third party to acquire, or otherwise dispose of, any of the operations, businesses, product lines, customers or assets if such sale or disposition would have a material adverse effect on Roche.

[Signature Page Follows]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Dermira, Inc. /s/ Tom Wiggans Name: Tom Wiggans Title: Chairman and CEO Date: 08-Aug-2017

F. Hoffmann-La Roche Ltd /s/ Vikas Kabra Name: Vikas Kabra Title: Head of Transactions Excellence Date: July 25, 2017	/s/ Dr. Christof Burri Name: Christof Burri Title: Legal Counsel

Genentech, Inc. /s/ Ed Harrington Name: Ed Harrington Title: CFO and Head of Pharma Finance NA Date: July 26, 2017

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 1.18

Compound

Amino acid sequence of lebrikizumab heavy chains:

1       10        20        30        40        50        60

   |    |    |    |    |    |    |

    |    |    |    |    |

Q

VTLRESGPALVKPTQTLTLTCTVSGFSLS

AYSVN

WIRQPPGKALEWLA

MIWGDGKIVYN

        70        80        90       100       110       120

    |    |    |    |    |    |    |    |    |    |    |    |

SALKS

RLTISKDTSKNQVVLTMTNMDPVDTATYYCAG

DGYYPYAMDN

WGQGSLVTVS

S

AS

       130       140       150       160       170       180

    |    |    |    |    |    |    |    |    |    |    |    |

TKGPSVFPLAPCSRSTSESTAALGCLVKDYFPEPVTVSWNSGALTSGVHTFPAVLQSSGL

       190       200       210       220       230       24

0

    |    |    |    |    |    |    |    |    |    |    |    |

YSLSSVVTVPSSSLGTKTYTCNVDHKPSNTKVDKRVESKYGPPCP

P

CPAPEFLGGPSVFL

       250       260       270       280       290       300

    |    |    |    |    |    |    |    |    |    |        |

FPPKPKDTLM

ISRTPEVTCVVVDVSQEDPEVQFNWYVDGVEVHNAKTKPREEQF

N

STYRV

       310       320       330       340       350       360

    |    |    |    |    |    |    |    |    |    |    |    |

VSVLTVLHQDWLNGKEYKCKVSNKGLPSSIEKTISKAKGQPREPQVYTLPPSQEEMTKNQ

       370       380

     390       400       410       420

    |    |    |    |    |    |    |    |    |    |    |    |

VSLTCLVKGFYPSDIAVEWESNGQPENNYKTTPPVLDSDGSFFLYSRLTVDKSRWQEGNV

       430       440       450

    |    |    |    |    |    |

FSCSVMHEALHNHYTQKSLSLSLG

K

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

1       10        20        30        40        50        60

   |    |    |    |    |    |    |

    |    |    |    |    |

Q

VTLRESGPALVKPTQTLTLTCTVSGFSLS

AYSVN

WIRQPPGKALEWLA

MIWGDGKIVYN

        70        80        90       100       110       120

    |    |    |    |    |    |    |    |    |    |    |    |

SALKS

RLTISKDTSKNQVVLTMTNMDPVDTATYYCAG

DGYYPYAMDN

WGQGSLVTVS

S

AS

       130       140       150       160       170       180

    |    |    |    |    |    |    |    |    |    |    |    |

TKGPSVFPLAPCSRSTSESTAALGCLVKDYFPEPVTVSWNSGALTSGVHTFPAVLQSSGL

       190       200       210       220       230       24

0

    |    |    |    |    |    |    |    |    |    |    |    |

YSLSSVVTVPSSSLGTKTYTCNVDHKPSNTKVDKRVESKYGPPCP

P

CPAPEFLGGPSVFL

       250       260       270       280       290       300

    |    |    |    |    |    |    |    |    |    |        |

FPPKPKDTLM

ISRTPEVTCVVVDVSQEDPEVQFNWYVDGVEVHNAKTKPREEQF

N

STYRV

       310       320       330       340       350       360

    |    |    |    |    |    |    |    |    |    |    |    |

VSVLTVLHQDWLNGKEYKCKVSNKGLPSSIEKTISKAKGQPREPQVYTLPPSQEEMTKNQ

       370       380

     390       400       410       420

    |    |    |    |    |    |    |    |    |    |    |    |

VSLTCLVKGFYPSDIAVEWESNGQPENNYKTTPPVLDSDGSFFLYSRLTVDKSRWQEGNV

       430       440       450

    |    |    |    |    |    |

FSCSVMHEALHNHYTQKSLSLSLG

K

Amino acid sequence of lebrikizumab light chains:

1       10        20        30        40        50        60

    |    |    |    |    |    |    |    |    |    |    |    |

DIVMTQSPDSLSVSLGERATINC

RASKSVDSYGNSFMH

WYQQKPGQPPKLLIY

LASNLES

        70        80        90       100       110       120

    |    |

  |    |    |    |    |    |    |    |    |    |

GVPDRFSGSGSGTDFTLTISSLQAEDVAVYYC

QQNNEDPRT

FGGGTKVEIKRTVAAPSVF

       130       140       150       160       170       180

    |    |    |    |    |    |    |    |    |    |    |    |

IFPPSDEQLKSGTASVVCLLNNFY

PREAKVQWKVDNALQSGNSQESVTEQDSKDSTYSLS

       190       200       210       220

    |    |    |    |    |    |    |    |

STLTLSKADYEKHKVYACEVTHQGLSSPVTKSFNRGEC

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

1       10        20        30        40        50        60

    |    |    |    |    |    |    |    |    |    |    |    |

DIVMTQSPDSLSVSLGERATINC

RASKSVDSYGNSFMH

WYQQKPGQPPKLLIY

LASNLES

        70        80        90       100       110       120

    |    |

  |    |    |    |    |    |    |    |    |    |

GVPDRFSGSGSGTDFTLTISSLQAEDVAVYYC

QQNNEDPRT

FGGGTKVEIKRTVAAPSVF

       130       140       150       160       170       180

    |    |    |    |    |    |    |    |    |    |    |    |

IFPPSDEQLKSGTASVVCLLNNFY

PREAKVQWKVDNALQSGNSQESVTEQDSKDSTYSLS

       190       200       210       220

    |    |    |    |    |    |    |    |

STLTLSKADYEKHKVYACEVTHQGLSSPVTKSFNRGEC

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 1.57

Licensed Compound Patent Rights

Full list will be provided by Roche.

Patent Families:

[*****]

U.S. Provisional Application Nos. [*****] and all subsequently filed utility application(s) that claim the benefit of priority of at least one of the foregoing provisional applications.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 1.62

Non-Compound Patent Rights

Full list will be provided by Roche.

Patent Families:

[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 1.58

[*****]

[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 1.76

Excluded Patent Rights

[*****], which means (a) U.S. Patent No. [*****], issued [*****], and any and all patents issuing from divisionals, continuations, or continuations-in part of any application from which U.S. Patent No. [*****] claims priority, as well as reissues, reexaminations, extensions, and foreign patent counterparts, including inventors certificates, of any of the foregoing, and including any related supplemental protection certificates; and (b) U.S. Patent No. [*****], issued [*****], and any and all patents issuing from divisionals, continuations, or continuations-in-part of any application from which U.S. Patent No. [*****] claims priority, as well as reissues, reexaminations, extensions, and foreign patent counterparts, including inventors certificates, of any of the foregoing, and including any related supplemental protection certificates.

[*****], which means any of the U.S. patents listed below and any and all patents issuing from divisionals, continuations or continuations-in-part, and any reissues, reexaminations or extensions, of these patents or of any application from which these U.S. patents claim priority, as well as foreign counterparts, including inventors certificates, of the foregoing, and including any related supplemental protection certificates:

[*****]

[*****], which means any of the U.S. patents/patent application listed below and any and all patents issuing from divisionals, continuations or continuations-in-part, and any reissues, reexaminations or extensions, of these patents or of any application from which these U.S. patents claim priority, as well as foreign counterparts, including inventors certificates, of the foregoing, and including any related supplemental protection certificates:

[*****]

[*****], which means the following U.S. patent and any and all divisionals, continuations, continuations-in-part of any application from which these U.S patents claim priority, including reissues, reexaminations or extensions of these patents and foreign counterparts and supplementary protection certificates of the foregoing:

[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 2.4.1

Except where noted in the “Delivery Date” column, the documents and materials relating to the Compound or Product and listed in the table below will be transferred electronically or physically to Dermira.

The Parties agree to initiate a transfer tracking plan which clarifies the logistics of the transfer and serves as confirmation of receipt by Dermira. The Parties will follow up after each key delivery date to assess the progress and transfer any documents necessary to complete the transfer of Know-How [*****] herein and requested by Dermira within [*****] ([*****]) months of the Effective Date.  The Know-How contained in such documents transferred to Dermira that is specifically directed to the Compound, except to the extent such Know-How is related to Manufacturing, shall be Licensed Know-How and all other Know-How shall remain Roche Know-How. [*****]

Documents	Delivery Date
[*****]	Within [*****] ([*****]) days after the Effective Date
[*****]	By [*****]
[*****]	Within [*****] ([*****]) days after the Effective Date

[*****]	Within [*****] ([*****]) days upon the availability of raw data
[*****]	Within [*****] ([*****]) days after the Effective Date (to be made available for Dermira review on site)
[*****]	Within [*****] after the Effective Date but no later than [*****] (to be transferred to Dermira or Third Parties)

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

[*****]	Within [*****] ([*****]) days after Dermira’s request for such
[*****]	Within [*****] ([*****]) days after the Effective Date
[*****]	Within [*****] ([*****]) days after Dermira’s request for such
[*****]	Within [*****] ([*****]) days after execution of [*****]
[*****]	Within [*****] ([*****]) days of the [*****] but no later than [*****]
[*****]	Within the earlier of (a) [*****] ([*****]) days after the completion of the [*****] or (b) [*****] ([*****]) days after availability to Roche
[*****]	As described in Pharmacovigilance Agreement
[*****]	Within [*****] ([*****]) days after [*****]
[*****]	Within [*****] ([*****]) Business Days after Dermira’s request for up to [*****] studies, and within [*****] ([*****]) days for more than [*****] studies

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

[*****]	Within [*****] ([*****]) days after Dermira’s request for such

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 5.2

Development Plan

[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 6.1.2

Drug Product and Placebo First Order

Product	Price	Quantity of Active (Syringes)	Quantity of Placebo (Syringes)	Estimated Delivery Date
Drug Product and Placebo	[*****] CHF/syringe	[*****]	[*****]	[*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 13.2.2

Country	Prescription Data
[*****]	anonymized patient longitudinal claims data provided by Symphony Health (commonly referred to as SHA claims data)
[*****]	IMS LRx
[*****]	IMS LPD
[*****]	For retail-use: IMS LRx; for hospital-use: IMS MDV; for other use: tbd by the Parties
[*****]	For hospital-use: IMS ward-level data; for other use: tbd by the Parties
[*****]	For hospital-use: IMS ward-level data; for other use: tbd by the Parties
[*****]	For hospital-use: IMS ward-level data; for other use: tbd by the Parties

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Appendix 17.3

Press Release

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Dermira Enters into Agreement to License Exclusive, Worldwide Rights to Lebrikizumab

-	Dermira plans to develop and commercialize lebrikizumab, a monoclonal antibody targeting IL-13, for moderate-to-severe atopic dermatitis
-	Initiation of a Phase 2b clinical study is expected in the first quarter of 2018
-	Management will host webcast and conference call today at 5:30 a.m. PT / 8:30 a.m. ET

MENLO PARK, Calif., August 8, 2017 – Dermira, Inc. (NASDAQ: DERM), a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions, today announced that it has entered into a licensing agreement with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (together Roche). Pursuant to the agreement, Dermira will obtain exclusive, worldwide rights to develop and commercialize lebrikizumab, a monoclonal antibody targeting interleukin 13 (IL-13), for atopic dermatitis and all other indications, except Roche will retain certain rights, including exclusive rights to develop and promote lebrikizumab for interstitial lung diseases, such as idiopathic pulmonary fibrosis.

Under the terms of the agreement, Dermira will make an initial payment of $80 million to Roche and payments totaling $55 million in 2018. Dermira will also be obligated to make additional payments upon the achievement of certain milestones, comprising $40 million upon the initiation of Dermira’s first Phase 3 clinical study, up to $210 million upon the achievement of regulatory and first commercial sale milestones in certain territories and up to $1.025 billion based on the achievement of certain thresholds for net sales of lebrikizumab for indications other than interstitial lung disease. Upon potential regulatory approval, Dermira will make royalty payments representing percentages of net sales that range from the high single-digits to the high teens. The effectiveness of the agreement is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (HSR).

“Atopic dermatitis is one of the most common skin diseases in the world, affecting millions of adults and children, and moderate to severe forms of this condition present a tremendous burden for patients,” said Tom Wiggans, chairman and chief executive officer of Dermira. “We believe atopic dermatitis is one of the greatest unmet needs in dermatology, and lebrikizumab, if successfully developed and approved, could represent a meaningful advancement in the treatment of this disease. The addition of this program to our development portfolio represents an important step toward our goal of building a leading medical dermatology company dedicated to delivering differentiated, new therapies to the millions of patients living with chronic skin conditions.”

Dermira plans to initiate a Phase 2b dose-ranging study assessing lebrikizumab in adult patients with moderate-to-severe atopic dermatitis in the first quarter of 2018. The objective of the Phase 2b dose-ranging study will be to optimize the dose of lebrikizumab for the design of a Phase 3 program. Preliminary design elements of the Phase 2b dose-ranging study include evaluating a

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

loading dose and higher dose regimens of lebrikizumab than were explored in previous atopic dermatitis studies.

“Lebrikizumab is a potent and specific inhibitor of IL-13 with a differentiated mechanism of action and attractive pharmacokinetic properties,” said Eugene Bauer, M.D., chief medical officer of Dermira. “Data from preclinical and clinical studies, including pharmacokinetic and pharmacodynamic results from early clinical experience in atopic dermatitis, are encouraging and suggest higher doses of lebrikizumab could lead to greater efficacy in atopic dermatitis, while potentially offering a less frequent and therefore more convenient dosing regimen relative to existing therapies. If successfully developed, we believe that lebrikizumab could be a best-in-class IL-13 inhibitor and could have a best-in-disease profile.”

The transaction is expected to close in the third quarter of 2017 subject to the expiration or termination of the waiting period under HSR. Upon the close, Dermira expects to record a charge related to the acquisition of in-process research and development for a total of $135 million, consisting of the $80 million initial payment and $55 million of payments due in 2018. In addition, Dermira estimates it will incur up to $10 million in operating expenses in 2017 for costs related to transferring the lebrikizumab program to Dermira and preparing for the initiation of the Phase 2b dose-ranging study. Including the payments to Roche and costs related to the program, Dermira anticipates that it will spend approximately $200 million to obtain the topline results for the Phase 2b study. Assuming the close of the transaction, Dermira anticipates that its cash and cash equivalents and investments would be sufficient to meet its anticipated cash requirements into the first half of 2019, consistent with previously issued financial guidance.

Leerink Partners, LLC acted as financial advisor, and King & Spalding LLP and Fenwick & West LLP acted as legal counsel to Dermira, Inc.

Webcast and Conference Call Information
Dermira will host a webcast and conference call today to review details of the agreement beginning at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. Analysts and investors can participate in the conference call by dialing (877) 359-9508 for domestic callers and +1 (224) 357-2393 for international callers using the conference ID# 67835410. The webcast can be accessed live on the Investor Relations page of Dermira’s website, http://investor.dermira.com, and will be available for replay for 30 days following the call. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers or +1 (404)-537-3406 for international callers and entering the conference code: 67835410.

About Lebrikizumab and Phase 2 Exploratory Clinical Studies

Lebrikizumab is a novel, humanized monoclonal antibody designed to specifically block the action of IL-13, a cytokine that is a central pathogenic mediator in atopic dermatitis. Two exploratory Phase 2 clinical studies, TREBLE and ARBAN, evaluated the safety and efficacy of lebrikizumab in adult patients with moderate-to-severe atopic dermatitis. TREBLE was a double-blind, placebo-controlled study that evaluated the safety and efficacy of lebrikizumab in combination with topical corticosteroids. ARBAN was an open-label study designed to assess the safety of lebrikizumab as a monotherapy, with an exploratory assessment of efficacy. In both studies, clinical improvements were observed in patients treated with lebrikizumab. Adverse event rates were generally similar between treatment groups in each trial and most were mild or moderate in severity. Additional studies are needed to fully assess the potential benefits and risks of lebrikizumab.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

About Atopic Dermatitis

Atopic dermatitis is the most common and severe form of eczema, a chronic inflammatory condition that can present as early as childhood and continue into adulthood. A moderate-to-severe form of the disease is characterized by rashes on the skin that often cover much of the body and can include redness, cracking, dryness and intense, persistent itching. Moderate-to-severe atopic dermatitis has a profound negative impact on patients’ mental and physical functioning, limiting their activities and health-related quality of life. Patients with moderate-to-severe atopic dermatitis have reported a larger impact on quality of life than patients with psoriasis.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify and develop leading-edge medical dermatology programs. Dermira’s pipeline includes three late-stage product candidates that could have a profound impact on the lives of patients: CIMZIA® (certolizumab pegol), for which marketing applications have been submitted for potential approval for the treatment of moderate-to-severe chronic plaque psoriasis, in collaboration with UCB Pharma S.A.; glycopyrronium tosylate (formerly DRM04), which has completed a Phase 3 program for the treatment of primary axillary hyperhidrosis (excessive underarm sweating); and olumacostat glasaretil (formerly DRM01), in Phase 3 development for the treatment of acne vulgaris. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com) and LinkedIn page (https://www.linkedin.com/company/Dermira-inc) as channels of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website and LinkedIn page in addition to following its SEC filings, press releases, public conference calls and webcasts.

Dermira® is a registered trademark owned by Dermira, Inc.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to: effectiveness of the agreement and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended; Dermira’s plan to develop and commercialize lebrikizumab for moderate-to-severe atopic dermatitis; the expected timing for initiation of a Phase 2b dose-ranging study of lebrikizumab for moderate-to-severe atopic dermatitis; the potential payments by Dermira to Roche, including the initial payment, payments in 2018, payment upon initiation of Dermira’s first Phase 3 clinical study of lebrikizumab, payments based on achievement of regulatory and first

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

commercial sale milestones, milestone payments based on the achievement of certain thresholds for net sales and royalty payments representing percentages of net sales; lebrikizumab potentially representing a meaningful advancement in the treatment of atopic dermatitis if successfully developed and approved; Dermira’s goal of building a leading medical dermatology company dedicated to delivering differentiated, new therapies to the millions of patients living with chronic skin conditions; the objective and design elements of the planned Phase 2b dose-ranging study; the potential that higher doses of lebrikizumab could lead to greater efficacy in atopic dermatitis while potentially offering a less frequent and therefore more convenient dosing regimen relative to existing therapies; the possibility of lebrikizumab becoming a best-in-class IL-13 antibody and having a best-in-disease profile if successfully developed; lebrikizumab potentially playing an important role in addressing the unmet need for certain conditions, including atopic dermatitis; the anticipated timing for closing of the transaction; the charge related to the acquisition of in-process research and development expected to be recorded upon the closing; estimated operating expenses in 2017 for costs related to transferring the lebrikizumab program to Dermira and preparing for the initiation of the Phase 2b dose-ranging study; estimated spend to obtain the topline results for the Phase 2b study; and the expectation that Dermira’s cash and cash equivalents and investments will be sufficient to meet its anticipated cash requirements into the first half of 2019. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the design, implementation and outcomes of Dermira’s clinical trials; Dermira’s dependence on third-party clinical research organizations, manufacturers and suppliers; the outcomes of future meetings with regulatory agencies; and Dermira’s ability to continue to stay in compliance with applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this press release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:

Erica Jefferson

Senior Director, Head of Corporate Communications

650-421-7216

media@dermira.com

Investors:

Ian Clements, Ph.D.

Vice President, Investor Relations

650-422-7753

investor@dermira.com

Robert H. Uhl

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

Westwicke Partners

Managing Director

858-356-5932

robert.uhl@westwicke.com

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.